UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ACTIVE POWER, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2128 W. Braker Lane, BK 12, Austin, Texas 78758

April 11, 2012

Dear Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Active Power, Inc., which will be held at our principal executive offices, located at 2128 W. Braker Lane, Austin, TX 78758, BK 12, on Thursday, May 17, 2012, at 2:00 p.m. Central Time.

Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has unanimously approved the proposals set forth in the proxy statement and recommends that you vote in favor of the proposal for the election of the directors nominated to the Active Power, Inc. Board of Directors, the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, the non-binding advisory vote on executive compensation and the increase in shares available for issuance under our 2010 Equity Incentive Plan.

You may vote your shares by telephone, by the Internet, or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Telephone and Internet voting instructions can be found on the attached proxy. Representation of your shares at the Annual Meeting is very important. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy promptly by one of the methods offered. You may revoke your proxy at any time prior to the Annual Meeting. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

Sincerely,

/s/ J. Douglas Milner

J. Douglas Milner
President, Chief Executive Officer & Director

[This page is intentionally left blank.]

ACTIVE POWER, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2012

TO THE STOCKHOLDERS OF ACTIVE POWER, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Active Power, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 17, 2012, at 2:00 p.m. Central Time, at our principal executive offices, located at 2128 W. Braker Lane, Austin, Texas 78758, BK 12, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.
To elect one Class II Director to serve until our 2014 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, and to elect three Class III Directors to serve until our 2015 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To hold a non-binding advisory vote to approve executive compensation;

3.	To ratify the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending December 31, 2012;

4.	To approve an amendment to the Company’s 2010 Equity Incentive Plan to increase the number of shares available for issuance thereunder; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on March 19, 2012 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the proxy in the envelope enclosed for your convenience, or vote your shares by telephone or by the Internet as promptly as possible. Telephone and Internet voting instructions can be found on the attached proxy. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

/s/ John K. Penver

John K. Penver
Vice President of Finance, Chief Financial Officer
& Company Secretary

Austin, Texas
April 11, 2012

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND VOTE YOUR SHARES BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURNING IT IN THE ENCLOSED ENVELOPE.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2012

Our financial and other information is contained in our Annual Report to Shareholders for the fiscal year ended December 31, 2011. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement and our 2012 Annual Report to Shareholders, including our Form 10-K for the year ended December 31, 2011, are available at our website at www.activepower.com.

ACTIVE POWER, INC.
2128 W. Braker Lane, BK 12
Austin, Texas 78758

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2012

General

The enclosed proxy is solicited on behalf of the Board of Directors of Active Power, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 17, 2012 (the “Annual Meeting”). The Annual Meeting will be held at 2:00 p.m. Central Time at our principal executive offices, located at 2128 W. Braker Lane, BK 12 Austin, Texas 78758. These proxy solicitation materials were mailed on or about April 17, 2012, to all stockholders entitled to vote at our Annual Meeting.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 19, 2012, the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, there were 95,334,305 shares of our common stock outstanding and no shares of our preferred stock were outstanding.

Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 19, 2012. The presence, in person or by proxy, of holders of a majority of our shares entitled to vote is necessary to constitute a quorum at this Annual Meeting. Stockholders may not cumulate votes in the election of directors. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. The nominees receiving the greatest number of votes at the Annual Meeting will be elected to our Board of Directors (the “Board”), even if they receive less than a majority of such shares. The proposals regarding the non-binding advisory vote on executive compensation, the ratification of the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending December 31, 2012, and the increase in shares available for issuance under our 2010 Equity Incentive Plan will each be approved upon the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting.

Abstentions in the election of directors or with respect to any of the other proposals will not affect the voting of such proposals. In addition, broker non-votes are not considered votes cast. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

Proxies

If the enclosed form of proxy is properly signed and returned or if you properly follow the instructions for telephone or Internet voting, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the proxy will also be voted FOR the approval of Proposal Two, FOR the approval of Proposal Three, and FOR the approval of Proposal Four, as described in this Notice of Annual Meeting and proxy statement. You may revoke or change your proxy at any time before the Annual Meeting by filing with our Corporate Secretary at our principal executive offices at 2128 W. Braker Lane, Austin, Texas 78758, BK 12, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, email or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one (1) copy of the proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. The Company will promptly deliver a separate copy of either document to any stockholder who contacts the Company’s investor relations department at (512) 836-6464 or by mail addressed to Investor Relations, c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, TX 78758, requesting such copies. If a stockholder is receiving multiple copies of the proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, other nominee record holder, or the Company’s investor relations department to request mailing of a single copy of the proxy statement and annual report.

Deadline for Receipt of Stockholder Proposals

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), stockholder proposals to be presented at our 2013 Annual Meeting of Stockholders and in our proxy statement and form of proxy relating to that meeting must be received by us at our principal executive offices in Austin, Texas, addressed to our Corporate Secretary, not later than December 13, 2012, the date which is 120 days prior to April 12, 2013. With respect to any stockholder proposal not submitted pursuant to Rule 14a-8 and unless notice is received by us in the manner specified in the previous sentence, the proxy holders shall have discretionary authority to vote against any proposal presented at our 2013 Annual Meeting of Stockholders. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE: ELECTION OF DIRECTORS

Composition of the Board

The full Board currently consists of seven directors. The Board, in accordance with our certificate of incorporation, is divided into three classes, with Class I and Class II each having two directors and Class III having three directors. The terms of each class expire at successive annual meetings so that stockholders elect one class of directors at each annual meeting.

The current composition of the Board is:

Class I Directors (serving until the 2013 Annual Meeting)	Rodney S. Bond Benjamin L. Scott

Class II Directors (serving until the 2014 Annual Meeting)	Jan H. Lindelow J. Douglas Milner

Class III Directors (term expiring at this Annual Meeting)	Ake Almgren* James E. J. deVenny III* Robert S. Greenberg*

*term expiring at this Annual Meeting

The election of three Class III Directors will take place at this Annual Meeting. At its meeting on March 7, 2012, the Board approved the recommendation of the Nominating and Corporate Governance Committee that the full Board remains comprised of seven directors and that Mr. Milner and each of the Class III Directors be elected for a three-year term.

If elected at the Annual Meeting, each of the three Class III Director nominees will serve on the Board until the Annual Meeting of Stockholders in 2015, or, in each case, until their successors are duly elected and qualified in accordance with the Company’s Bylaws. If any of the three nominees should become unable to accept election, the persons named on the proxy card as proxies may vote for other person(s) selected by the Board or the named proxies. Management has no reason to believe that any of the nominees for election named below will be unable to serve. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

J. Douglas Milner was elected to the Board in March 2012, shortly after his appointment as President and Chief Executive Officer of the Company. In accordance with our Bylaws, all directors must be nominated for election by our stockholders at the first annual meeting subsequent to their appointment to the Board. Accordingly, the election of Mr. Milner to the Board as a Class II Director will take place at this Annual Meeting. If elected, Mr. Milner will serve on the Board until the Annual Meeting of Stockholders in 2014, or until his successor is duly elected and qualified in accordance with the Company’s Bylaws.

Your Board Recommends Stockholders

Vote FOR each of the Four Nominees Listed Below

Nominees for Election as Class III Directors with Terms Expiring at the 2015 Annual Meeting

Name	Age	Current Position	Proposed Class of Director

Ake Almgren	65	Director	Class III

James E. J. deVenny III	64	Director	Class III

Robert S. Greenberg	58	Director	Class III

Nominee for Election as Class II Director with Term Expiring at the 2014 Annual Meeting

Name	Age	Current Position	Proposed Class of Director

J. Douglas Milner	51	Director, President & CEO	Class II

Ake Almgren, 65, has served as a member of our Board since March 2004. From March 2009 until September 2011, Dr. Almgren served as the Chief Executive Officer and President of International Battery, a manufacturer of lithium ion cells and batteries. Since May 2003, Dr. Almgren has also served as President of his consultant company, ORKAS Corp. From July 1998 to May 2003, Dr. Almgren served as Chairman and Chief Executive Officer of Capstone Turbine Corp. Prior to his employment at Capstone, Dr. Almgren had a 26-year career at ASEA Brown Boveri Limited (ABB), a worldwide power solutions company, where he held the position of worldwide Business Area Manager for Distribution Transformers and managed the operation of 36 plants in 28 countries. He also was President of ABB Power T&D Company, President of ABB Power Distribution, and President of ABB Power Systems during his tenure at ABB. Dr. Almgren also serves on the board of managers of PJM Interconnect LLC. Dr. Almgren holds a Ph.D. in Engineering from Linkopings Tekniska Hogskola in Sweden and a Masters of Mechanical Engineering from the Royal Institute of Technology in Stockholm, Sweden.

We believe that Dr. Almgren’s qualifications to serve on our Board include his extensive background in executive management and leadership of companies in the power quality, alternative and clean technology sectors, and his extensive connections throughout the power quality industry. His current and prior CEO experience has qualified him to understand all aspects of managing and building a technology-based business, and his direct experience in financing the growth of these businesses as well as their overall financial management further qualifies him to serve as a member of our Audit Committee.

James E. J. deVenny III, 64, has served as a member of our Board since March 2008. From 1999 until March 2008, Mr. deVenny served as the co-founder, President and Chief Executive Officer of Dataside LLC, a Texas-based provider of enterprise data center space and managed network services. Mr. deVenny is now an independent consultant through his business, JD Investments. Prior to founding Dataside, Mr. deVenny co-founded Computex Support Systems, where he was employed for 15 years and was involved in the design and development of mission-critical data centers and telecommunications sites. Prior to this he spent five years as Vice President of Sales and Marketing for International Power Machines, a manufacturer of uninterruptible power supply systems. Mr. deVenny also serves on the boards of directors of Lumenate, a private technology consulting services company and Verado, an energy services software company. He holds a Bachelor of Science degree in Journalism and Communications from the University of Florida.

We believe that Mr. deVenny’s qualifications to serve on our Board include his extensive experience in the uninterruptible power supply, or UPS, industry, where he held senior sales and marketing positions for a rapidly growing UPS company, and experience gained from the founding and operating of hosted data center businesses, which are a primary target market for us. Mr. deVenny’s depth of industry knowledge and contacts uniquely positions him to provide valuable insights to our Board and management with respect to strategic and operational matters, as well as the markets for our products. Mr. deVenny also brings general financial and personnel management acumen to our Board, which he gained from owning and operating his own businesses, and this further qualifies him to serve as a member of our Compensation Committee.

Robert S. Greenberg, 58, has served as a member of our Board since March 2009. Since January 2009, Mr. Greenberg has been the Chief Information Officer and Vice President for Agco Corporation, a global manufacturer and distributor of agricultural equipment. Prior to joining Agco Corporation, Mr. Greenberg was Vice President and Chief Information Officer for five years with Nissan Americas, the U.S. subsidiary of Nissan Motor Ltd, a global automotive manufacturer. Mr Greenberg also served in executive and CIO capacities over 20 years with Avaya, Inc., a global enterprise communications provider, Dell Inc. and Exxon Mobil, including time spent in Asia Pacific. Mr. Greenberg holds both Bachelor of Science and Masters of Engineering degrees in Operations Science and Industrial Engineering from Cornell University and an M.B.A. in Finance from the University of Maryland.

We believe that Mr. Greenberg’s qualifications to serve on our Board include his extensive international and multi-national management experiences as a Chief Information Officer for a number of global companies. This experience allows him to provide the Board with unique insights of the CIO community, a key target customer segment for the Company’s business, as well as important strategic and operational guidance with respect to information technology matters. As a key executive managing business operations and staffing levels significantly greater than ours, Mr. Greenberg is able to provide valuable perspective on human resource related matters, which further qualifies him to serve on our Compensation Committee.

J. Douglas Milner, 51, has served as a member of our Board since March 2012 when he was appointed President and Chief Executive Officer of the Company. From 2008 until 2011, Mr. Milner was most recently the Chief Operating Officer for Aquilex Corporation, a publicly traded energy services company. Between 2004 and 2008, Mr. Milner was the President of Stowe Woodward, a subsidiary of Xerium Technologies, Inc., a publicly traded provider of products and services to the pulp and paper industry. He has also held executive management positions with Ziptronix, Inc., Invensys PLC, Powerware Corporation and General Electric Company. Mr. Milner holds a B.A. in Physics and Mathematics from Ohio Wesleyan University, an M.S. in Electrical Engineering from Duke University and an M.B.A. from Duke University.

 As the only management representative on our Board, Mr. Milner provides an insider’s perspective to our Board discussions about the business and strategic direction of the Company. In addition, he has extensive senior management and executive experience within the global uninterruptible power industry having spent nine years with Powerware Corporation, a global UPS manufacturer and three years with Invensys PLC, where he was President of Invensys Power Systems, a billion-dollar global provider of UPS power systems and services.

Continuing Class I Directors with Terms Expiring at the 2013 Annual Meeting of Stockholders

Rodney S. Bond, 67, has served as a member of our Board since September 1994. From October 2000 to the present, Mr. Bond has served as a principal engaged in financial and strategic planning consulting at Sherman Partners, and until the sale of the company in January 2008, was also the Executive Vice President of UpLink Corporation, a privately held supplier of GPS business solutions for the golf industry. From May 1990 to October 2000, Mr. Bond served primarily as Chief Financial Officer of VTEL Corporation, a publicly traded digital video communications company. Prior to joining VTEL Corporation, Mr. Bond had served in executive financial and general management positions with both public and private emerging companies. Mr. Bond currently serves on the boards of directors of several private and non-profit enterprises, and holds a B.S. in Metallurgical Engineering from the University of Illinois and an M.B.A. from Northwestern University.

We believe that Mr. Bond’s qualifications to serve on our Board include previous general and financial management experience with rapidly growing and publicly traded technology companies, including specific experience as Chief Financial Officer for a public entity that provides financial expertise to our Board. Mr. Bond also has extensive board experience and has provided strategic and financial advice to emerging companies since 1990. His specific experience as a public company CFO and his advanced degree in business management, as well as his extensive business experience, qualify him as an “audit committee financial expert” and to serve as a member of our Audit Committee.

Benjamin L. Scott, 62, has served as a member of our Board since March 2002 and as Chairman of the Board since February 2007. During 2009 Mr. Scott co-founded LiveOak Venture Partners, a venture capital firm. Prior to this, Mr. Scott served as a Venture Partner with Austin Ventures, a venture capital firm, from May 2002 until June 2009. From January 2000 to May 2002, Mr. Scott served as a Partner with Quadrant Management, a venture capital firm. From October 1997 to November 1999, Mr. Scott served as the Chairman and Chief Executive Officer of IXC Communications, a public provider of data and voice communications services that is now known as Broadwing Communications. Mr. Scott has served as a senior executive with AT&T, PrimeCo and Bell Atlantic. Mr. Scott also serves on the boards of directors of several private companies and holds a B.S. in Psychology from Virginia Polytechnic Institute and State University.

We believe that Mr. Scott’s qualifications to serve on our Board include his extensive general management experience with large and with rapidly growing technology companies, as well as more than 10 years of experience in the venture capital industry, where he routinely helps provide strategic and financial guidance to emerging technology companies. He routinely sits on the boards of emerging companies, and is involved with personnel management issues, including compensation and recruitment, which further qualifies him to serve as a member of our Compensation Committee.

Continuing Class II Director with Term Expiring at the 2014 Annual Meeting of Stockholders

Jan H. Lindelow, 67, has served as a member of our Board since February 1998 and served as our interim President and Chief Executive Officer between October 2011 and March 2012. Mr. Lindelow joined Tivoli, a unit of IBM Software Group, in June 1997 and served as Chairman and Chief Executive of Tivoli until the spring of 2001. He then became Vice President, Emerging Business Development for IBM until his retirement in 2002. Mr. Lindelow has executive experience in key markets and core technologies critical to the Company’s future success. From 1994 to 1995, Mr. Lindelow was President and Chief Operating Officer of Symbol Technologies, a leader in handheld computing and scanning technologies. He also served in several senior executive positions with Asea Brown Boveri (ABB), a global company delivering power, energy and automation technologies, from 1988 to 1994. Prior to ABB, Mr. Lindelow was President of Worldwide Sales and Service at Unisys/Sperry Computer Systems, a worldwide information technology services and solutions company. Mr. Lindelow serves as an active board member of several enterprises, primarily in the high technology industry. During 2011, Mr. Lindelow served as a director of the following private companies: Credant Technologies, and Troux Technologies. From 2007 until its sale in 2009, Mr. Lindelow served as Chairman of the Board of Directors of Vignette Corporation. Mr. Lindelow holds an M.S. in Electrical Engineering from the Royal Institute of Technology in Stockholm, Sweden.

We believe that Mr. Lindelow’s qualifications to serve on our Board include his significant management and board room experience leading small to mid-sized companies, both public and private, offering strategic insights into the high technology industry as well as the markets served by the Company, including the power industry, where he has direct management experience. He routinely sits on the boards of emerging companies, including other public entities, and is involved with overall financial reviews of company and management issues of those companies.

CORPORATE GOVERNANCE

Conflicts of Interest

On an annual basis, each director and executive officer is obligated to complete a Directors and Officers Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Pursuant to the Code of Business Conduct and Ethics, the Board is charged with resolving any conflicts of interest involving the Chief Executive Officer, the Chief Financial Officer or any other executive officer of the Company.

Director Independence

In accordance with the Nasdaq listing requirements, the Board has determined the independence of each director and nominee for election as director in accordance with the guidelines it has adopted. Based on those standards, the Board determined that each of Messrs. Almgren, Bond, deVenny, Greenberg, Lindelow and Scott, our non-employee directors, is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules, and has no relationship with the Company except as a director and stockholder of the Company, unless otherwise stated under “Certain Transactions” in the Compensation Discussion and Analysis section of this proxy statement.

Board Leadership Structure and Board’s Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is primarily responsible for developing and executing against the strategic plan adopted by the Board, and for the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and presides over meetings of the full Board. Our Board also allows independent directors to meet without the presence of management. The independent directors of our Board met twelve times during 2011. Benjamin Scott, our Chairman, leads these meetings. These meetings are held in conjunction with each regularly scheduled meeting of our Board. Any of our directors may request a session comprised of only independent directors at any time. We believe that this separation represents the appropriate structure for us at this time because it allows our Chairman of the Board to coordinate general oversight and strategic planning for the Company while the Chief Executive Officer focuses on managing the Company and optimizing operational efficiencies.

Our Board oversees risk management in a number of ways. The Audit Committee oversees the management of financial and accounting related risks as an integral part of its duties. Similarly, the Compensation Committee considers risk management when setting the compensation policies and programs for our executives and other employees. The full Board receives reports on various risk-related items at its regular meetings including risks related to the Company’s manufacturing and sales operations, products, customer relationships and employees. The full Board considers these reports and provides feedback to management regarding our risk exposure, the potential impact on the Company, and steps being taken to mitigate such risks.

Nominations for Directors

The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating and Corporate Governance Committee believes that candidates for director should have certain attributes, including leadership, independence, interpersonal skills, financial acumen, business experience, industry knowledge, integrity, competence and dedication. The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is important that the Board represent diverse viewpoints. The Nominating and Corporate Governance Committee considers recommendations of potential candidates from current directors, management and stockholders. Stockholders’ nominations for directors must be made in writing and be addressed to the Chairman of the Nominating and Corporate Governance Committee in care of the Secretary of the Company at the Company’s headquarters address listed below, and must be received no later than December 14, 2012 in order to be considered for inclusion in the proxy statement for the next annual election of directors.

Chairman of the Nominating and Corporate Governance Committee
Active Power, Inc.
c/o Secretary
2128 West Braker Lane, BK 12
Austin, Texas 78758

Any such stockholder nomination notice should clearly indicate that it is a recommendation of a director candidate by a stockholder and must set forth (i) the name, age, business address and residential address of the recommended candidate; (ii) the principal occupation or employment of such recommended candidate; (iii) the class and number of shares of our stock that are beneficially owned by such recommended candidate; (iv) a description of all understandings or arrangements between the stockholder and the recommended candidate and any other person or persons pursuant to which the recommendations are to be made by the stockholder; and (v) any other information relating to such recommended candidate that is required to be disclosed in solicitations of proxies for the election of directors. In addition, such notice must contain (i) a representation that the stockholder is a holder of record of our common stock entitled to vote at such meeting; (ii) the name and address, as they appear on our books, of the stockholder proposing such nomination; (iii) the class and number of shares of our common stock that are beneficially owned by such stockholder; (iv) any material interest of the stockholder in such recommendation; and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, as amended, in such stockholder's capacity as proponent of a stockholder proposal. Assuming that a stockholder recommendation contains the information required above, the Nominating and Corporate Governance Committee will evaluate a candidate recommended by a stockholder by following substantially the same process, and applying substantially the same criteria, as for candidates identified through other sources.

Communications with the Board

Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail or via email. The following address may be used by those who wish to send such communications by regular mail:

[Board of Directors] or [Name of Individual Director(s)]
Active Power, Inc.
c/o Secretary
2128 West Braker Lane, BK 12
Austin, Texas 78758

Stockholders who wish to send such communications electronically may do so via the “Contact Us” tab on the Company’s website at www.activepower.com. You may leave a message to any one or a combination of directors. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address, as they appear on the Company’s books, of the stockholder sending such communication, and (iii) the class and number of shares of Active Power that are beneficially owned by such stockholder.

The Board has instructed the Secretary to review all communications so received (via regular or electronic mail), and to exercise his discretion not to forward to the Board correspondence that is inappropriate, such as business solicitations, frivolous communications, advertising and personal grievances. However, any director may at any time request the Secretary to forward any and all communications received by the Secretary and not forwarded to the Board.

Code of Ethics

The Company’s Code of Business Conduct and Ethics, which is the Company’s code of ethics applicable to all directors, officers, employees and consultants worldwide, embodies the Company’s global principles and practices relating to the ethical conduct of the Company’s business and its long-standing commitment to honesty, fair dealing and full compliance with all laws affecting the Company’s business. The Code of Business Conduct and Ethics is intended to comply with Item 406 of Regulation S-K of the Exchange Act and with Nasdaq listing requirements. Our Code of Business Conduct and Ethics is posted on our Internet website under the "Corporate Governance" link on our “Investor Relations” page.

The Board has established a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual violations of the Company’s Code of Business Conduct and Ethics relating, among other things, to:

•	Accounting practices, internal accounting controls or auditing matters and procedures;
•	Theft or fraud of any amount;
•	Insider trading;
•	Performance and execution of contracts;
•	Conflicts of interest;
•	Violations of securities and antitrust laws; and
•	Violations of the Foreign Corrupt Practices Act.

Any stockholder, employee or interested party can call the following toll-free number to submit a report:

1-800-625-1731

The number is operational 24 hours a day, seven days a week.

MEETINGS AND COMMITTEES OF THE BOARD

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and stockholders’ meetings. In 2011, the Board met twelve times and did not act by written consent. All directors attended or participated in at least 75% of the meetings of the Board or committees on which they served during the period in which they served on the Board or such committees during the year ended December 31, 2011.

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Strategy Committee. In accordance with best practice and the Nasdaq listing requirements, all the standing committees are comprised solely of non-employee, independent directors. Charters for each of the standing committees are available on the Company’s website at www.activepower.com under the heading of “Investor Relations” and subheading of “Corporate Governance”. The charter of each standing committee is also available in print to any stockholder who requests it. The table below shows current membership of each of the standing Board committees:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee

Rodney S. Bond *	Benjamin L. Scott *	Robert S. Greenberg *	James E. J. deVenny III *
Ake Almgren	Robert S. Greenberg	Jan H. Lindelow	Robert S. Greenberg
James E. J. deVenny III	Jan H. Lindelow	Benjamin L. Scott	Ake Almgren
* - Committee Chairman

Audit Committee

The Audit Committee is responsible for the selection, retention and oversight of our independent auditors. In addition, the Audit Committee reports to the Board with regard to:

•	the scope of our annual audits and fees to be paid to auditors;

•	our compliance with legal and regulatory requirements;

•	the integrity of our financial statements and the compliance with our accounting and financial policies; and

•	management’s procedures and policies relative to the adequacy of our internal accounting controls.

The Audit Committee is further responsible for the pre-approval of all audit and non-audit services performed by our independent auditors. The members of the Audit Committee throughout 2011 were Messrs. Bond, Lindelow (through April 2011), deVenny (from April 2011) and Almgren. Mr. Bond serves as the Chairman of the Audit Committee. The Audit Committee held five meetings during 2011. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules. The Board has determined that Mr. Bond is qualified as an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee reviews and makes recommendations to the Board regarding our compensation policies and all forms of compensation to be provided to our executive officers. The Compensation Committee also manages the granting of stock options to new and existing employees. The Compensation Committee reviews bonus arrangements for all of our executive officers and stock compensation for our new and existing employees. The Compensation Committee also administers our equity incentive plan. The members of the Compensation Committee during 2011 were Messrs. Scott, deVenny (until February 10, 2011), Greenberg and Lindelow (Mr. Lindelow stepped down from the committee in October 2011 with his appointment as interim President and Chief Executive Officer of the Company and was re-appointed to the committee in March 2012 following his resignation as interim President and Chief Executive Officer). Mr. Scott serves as Chairman of the Compensation Committee. The Compensation Committee held ten meetings during 2011. The Board has determined that all members of the Compensation Committee are “independent” as that term is defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was established to assist our Board in fulfilling its responsibilities for identifying qualified individuals to become members of the Board; determining the composition and compensation of the Board and its committees; monitoring the effectiveness of the Board and facilitating the measurement of the effectiveness of its committees; and developing, monitoring and evaluating sound corporate governance policies and procedures promoting honest and ethical conduct, including policies pertaining to the identification and treatment of conflicts of interest. The members of the Nominating and Corporate Governance Committee during 2011 were Messrs. Bond (until February 2011), Greenberg (from February 2011), Scott and Lindelow (Mr. Lindelow stepped down from the committee in October 2011 with his appointment as interim President and Chief Executive Officer of the Company and was re-appointed to the committee in March 2012 following his resignation as interim President and Chief Executive Officer). Mr. Lindelow was serving as the Chairman of the Committee until October 2011 at which point Mr. Greenberg became Chairman. The Nominating and Corporate Governance Committee held eight meetings during 2011. The Board has determined that each member of the Nominating and Corporate Governance Committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Strategy Committee

In September 2010 the Board established a special Strategy Committee to assist the Company’s management team in the development of new strategic products for the Company. The members of the special Strategy Committee during 2011 were Messers. Almgren, DeVenny and Greenberg, with Mr. DeVenny serving as its Chairman. The special Strategy Committee met three times during 2011.

Attendance at Annual Meetings

We encourage, but do not require, the members of our Board to attend our annual meetings. Three of our seven directors attended our Annual Meeting of Stockholders held on May 12, 2011.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, all members of the Compensation Committee were independent directors, and none of them were past or present employees or officers of the Company or any of our subsidiaries. No member of our Compensation Committee has any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. None of our executive officers has served on a board or compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers serves on our Board or our Compensation Committee.

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows with respect to the audit of our fiscal 2011 financial statements:

Management is responsible for Active Power’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Active Power’s financial statements and internal controls in accordance with U.S. generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Active Power’s financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee has also met and held discussions with management and the independent auditors regarding Active Power’s internal controls. Management provided the Audit Committee management’s assessment of the Company’s internal controls, and the Audit Committee has reviewed and discussed the internal controls with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T (Communication with Audit Committees).

Active Power’s independent auditors also provided to the Audit Committee the written disclosures required by Rule 3526 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence and considered the compatibility of non-audit services with the independent auditors’ independence.

Based upon the Audit Committee’s discussion with management and the independent auditors and the Audit Committee’s review of the representation of management and the reports of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements and assessment of internal controls in Active Power’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board:

Rodney S. Bond (Chair)

Ake Almgren

James E. J. deVenny III

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth certain biographical information concerning our current executive officers:

Name	Age	Position(s)

J. Douglas Milner	51	President, Chief Executive Officer and Director

John K. Penver	49	Vice President Finance, Chief Financial Officer and Secretary

Lisa M. Brown	46	Vice President Marketing & Sales Operations

J. Noel Foley	51	Vice President Engineering

Martin T. Olsen	34	Vice President Global Sales

Jason P. Rubin	43	Vice President Manufacturing

Uwe Schrader-Hausmann	57	Chief Technical Officer

Executive Officers

J. Douglas Milner. Reference is made to Mr. Milner’s biographical information included above with the other directors of the Company.

John K. Penver was hired in February 2005 as Chief Financial Officer and Vice President of Finance and oversees all of our accounting, finance, treasury, investor relations, human resources and IT operations. Prior to joining Active Power, Mr. Penver served as Chief Financial Officer or Vice President of Finance for a number of public and private technology and manufacturing-based organizations, including PerformanceRetail, Inc., a privately held retail management software company, Factory Logic, Inc., a privately held enterprise-application software company, Yclip Corporation, a privately held internet-marketing software company, and Silicon Gaming, Inc., a publicly traded manufacturer of high-technology slot machines for the gaming industry. Mr. Penver also had 12 years of audit experience with the international accounting firm of Deloitte & Touche LLP in both the U.S. and Australia. Mr. Penver is a Certified Public Accountant and a Chartered Accountant, and holds a Bachelor of Business in Accounting from Monash University in Australia and an M.B.A. from Santa Clara University in California.

Lisa M. Brown was hired in December 2005 as our Vice President of Marketing and Sales Operations. In this role she is responsible for all of our product and corporate marketing, , public relations and sales operations functions. Prior to joining Active Power, Ms. Brown spent 14 years with Broadwing Communications, a telecommunications infrastructure provider, where she held executive positions including Vice President of Marketing, Sales Operations and Customer Operations. Ms. Brown holds a Bachelor of Science degree in Business Administration, Finance, from Bloomsburg University in Pennsylvania.

J. Noel Foley joined Active Power in November 2011 as our Vice President of Engineering. In this role he is responsible for all of our product development and sustaining engineering activities. From November 2008 until joining Active Power, Mr. Foley was most recently Vice President Engineering for SolarBridge Technologies, Inc, a manufacturer of AC power products for the solar industry. Prior to this, from 2003 until 2008, Mr. Foley was employed by Dell Inc. most recently as the Senior Manager –AC/DC power supplies and DC/DC converters within Dell’s product development group. Prior to this Mr. Foley held a number of executive roles for companies including Lucent Technologies, Vicor Corporation, Computer Products/Artesyn Technologies in the U.S. and Ireland, and with GEC Corporation in the UK. Mr. Foley is a U.S. patent holder and holds a Bachelor of Electrical Engineering degree from University College, Cork, Ireland and a Masters degree in Business Administration from Boston College.

Martin T. Olsen joined Active Power in April 2007 as a Director of Product Management before being promoted in May 2008 to Vice President of Business Development. In January 2010 Mr. Olsen was promoted to Vice President—Channel Sales & Business Development. In December 2010, Mr. Olsen was promoted to Vice President Global Sales. In this role Mr. Olsen is responsible for our global sales activity, including channel sales business for our OEM partners and our IT channel sales partners, as well as our business development activities to expand our product and sales distribution channels. Prior to joining Active Power, Mr. Olsen was the Director for the data center group at Wright Line LLC, a global data center infrastructure provider for four years, and prior to that was a product marketing manager with American Power Conversion Corp., a global UPS manufacturer in the U.S., Europe and Asia. He also has prior product management experience with Siligen AS, a manufacturer of power availability products in Denmark. A U.S. patent holder, Mr. Olsen holds a Bachelor of Science degree in Marketing from the International Business College at Kolding, Denmark, and diplomas in Logistics and International Business Law from the International Business College at Kolding, Denmark.

Jason P. Rubin joined Active Power in March 2000 as a production planner and held various positions in our manufacturing group before being promoted to Vice President of Manufacturing in October 2005. In this role Mr. Rubin is responsible for the manufacture and testing of all Active Power products as well as managing all material and logistic requirements to support production and our global customer service activities. Mr. Rubin has over 15 years of manufacturing experience in multiple industries and immediately prior to joining Active Power was involved in managing operations and manufacturing systems for Windsport, Inc., a fabricated textile manufacturer. Mr. Rubin holds a Bachelor of Science degree in Industrial Engineering from the University of Oklahoma at Norman.

Uwe Schrader-Hausmann joined Active Power in August 2005 and held various positions in our EMEA sales engineering group and as Managing Director of Active Power (Germany) GmbH before being promoted to Vice President—Technical Services in October 2007 and then to Chief Technical Officer in January 2009. In this role he is responsible for all customer-facing technical service functions including management of our European applications engineering, project management, and project implementation activities, Mr. Schrader-Hausmann has over 30 years of experience in the UPS industry. Prior to joining Active Power, he spent 26 years with Piller Power Systems GmbH, a German-based rotary UPS manufacturer, most recently as Chief Technical Officer. He also has UPS experience with Max Mueller Gildemeister GmbH in Germany. Mr. Schrader-Hausman holds a Diplom-Ingeneur (the German equivalent of a Master of Science degree) from The University of Applied Science in Hanover, Germany.

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The cornerstone of our compensation philosophy continues to be pay for performance. We closely align the compensation paid to our Named Executive Officers with our performance on both a short-term and long-term basis and set performance goals that do not promote excessive risk-taking and support our core financial goals of achieving our revenue growth and operating margin targets.

Although we have delivered year-over-year growth in direct sales on an annual basis since 2005, in 2011 we did not accomplish our goals with respect to revenue, operating margins, profitability or cash used.

In 2011, due to the failure to achieve planned operating results, there was a 77% reduction in the level of performance-based compensation paid to our Named Executive Officers.

The lack of progress in achieving our financial goals also contributed to a 73% decline in our stock price during 2011. As a result of this decline, the intrinsic value of vested stock options at year end and the percent of shares that were underwater at year end resulted in the value of options being less than 10% of current salaries for the Named Executive Officers. We believe that the large number of outstanding options held by our executives, including our Named Executive Officers, provides the opportunity to attain material value for our executives as our business results improve and our stock price increases.

Improving our results and continuing to position our business for future success in support of our mission of producing superior returns for our stockholders requires that we attract, retain and foster high caliber talent. We design our executive compensation program to provide a competitive and internally equitable compensation and benefits package that reflects company performance, job complexity and strategic value of position, while ensuring long-term retention and motivation. We believe the compensation programs for our Named Executive Officers supports us in these goals in a challenging global macroeconomic environment.

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for all compensation decisions for the Named Executive Officers and for all of the executive officers of the Company. The Committee believes our executive compensation program is not only effective at driving the achievement of our performance goals and providing an appropriate reward for results, but also is reasonable in relation to the programs of our peer group companies and encourages our executives to work for meaningful stockholder returns without taking excessive risks. The highlights of our compensation program include:

•
Base salary is 33% of total compensation for our Chief Executive Officer and 40% of total compensation for our other Named Executive Officers, at target assuring that a majority of compensation for our executives is performance-based.

•	Our total compensation to our Named Executive Officers is generally targeted to compensate them at the 50th percentile of our peer-group companies for on-target performance.
•	We look at salary, annual bonus and total cash compensation, as well as equity, when evaluating the accomplishment of 50th percentile compensation.
•	Our annual cash bonus program encourages executives to focus on metrics we believe are important to our stockholders without introducing undue risk.
•	Our use of equity awards encourages retention through time-based vesting over a four-year period which provides a balance between short and long-term decisions.
•
Our change of control agreement with each of our officers is “double trigger,” meaning it provides severance or accelerated vesting benefits only upon termination of such officers, employment with the Company without cause or resignation of the executive for good reason within a certain time period following a change of control of the Company.

•	The change of control severance cash benefits offered to our executives do not exceed two times their annual target cash compensation.

The following compensation governance features underlie our compensation program:

•	The Committee is composed solely of independent directors. Additionally, the Committee’s independent compensation consultant is retained directly by the Committee.
•
Our compensation programs are designed to reward long-term value creation and avoid inappropriate risk taking by our executives. The Committee believes that the risks arising from our employee compensation program are reasonable, in the best interests of our stockholders, and not likely to have a material adverse effect upon us.

•	The Committee and the Board of Directors meet in executive session, without management to examine and make final decisions by the Committee.
•	The Committee meets with its external compensation consultants and advisors in executive session, without management.

Advisory Vote on Executive Compensation

In May 2011, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with approximately 98% of stockholder votes cast in favor of our 2011 say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout 2011, we were mindful of the strong support our stockholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Committee decided to retain our general approach to executive compensation, with an emphasis on short- and long-term incentive compensation that rewards our most senior executives when they deliver value for our stockholders. In addition, the Committee considered ways to strengthen the pay for performance culture at the Company, including through the future use of performance-based long-term incentive awards for certain executives. In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold an annual advisory stockholder vote on the compensation of our Named Executive Officers until the next say-on-pay frequency vote.

Philosophy

All of our compensation programs are designed to satisfy the following objectives:

•	To attract, motivate and retain key employees, including highly qualified executive officers;
•	To make a substantial portion of their compensation dependent upon the Company’s attainment of measurable performance targets; and
•	To structure a substantial portion of executive compensation so that it aligns with our stockholders’ interests.

Our compensation programs are designed by the Committee in collaboration with management and input from an independent compensation consultant hired by the Committee and approved by the Board. Our compensation program for executive officers utilizes cash compensation for short-term incentives and equity compensation for long-term incentives. Cash compensation is paid in the form of a base salary and an annual performance incentive bonus (“annual bonus”), and long-term incentive compensation is typically paid in the form of stock options and restricted stock units.

Our executive compensation philosophy reflects our belief that the compensation of our executives should reflect their success as a management team, rather than as individuals, in attaining key operating objectives such as revenue growth, reductions in operating losses, achievement of operating profitability and positive cash flow, growth or maintenance of market share and long-term competitive advantage, and ultimately, in attaining an increased market price for our stock. We believe that the performance of our executives in managing the Company considered in light of general economic conditions and specific company, country, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or otherwise, but rather on factors that drive long-term value to our stockholders, as that will more accurately reflect the quality of our operating performance and, ultimately, the management of the Company by our executives. We also evaluate both performance and compensation to ensure that the Company maintains its ability to attract and retain superior executives in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of similar or peer companies.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during 2011, as well as the other individuals included in the Summary Compensation Table on page 26, are referred to as “Named Executive Officers.”

Role of Compensation Committee in Compensation Decisions

The Committee makes all compensation decisions for the Named Executive Officers and for all of the executive officers of the Company.

The Committee retained the services of Radford, an Aon Hewitt Company (“Radford”), an outside human resources consulting organization, to assist it with executive compensation and other human resource-related subjects. In 2011, the Committee directly engaged Radford to provide independent advice to the Committee with respect to matters including executive compensation, executive incentive and equity compensation trends and programs, director compensation levels, assistance with the design of an appropriate peer group for establishing compensation benchmarks and with preparing for a stockholder vote on equity plan amendments. Management of the Company does not use Radford for any consulting services related to compensation matters, although the Company participates in annual salary surveys conducted by Radford, and is able to use the survey results as benchmarking data for establishing salary and benefits for all of its employees other than executive officers. Management’s only role with respect to the use of Radford is to provide company-specific data to Radford to enable it to complete its engagement for the Committee. The decision to use Radford for consulting services was in each case recommended and approved by the Committee, depending on the purpose of the engagement, and was not made or recommended by management in any case.

Setting Executive Compensation

Based on the above objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company, and to reward the executives for achieving such goals. In furtherance of this, the Committee has directly retained the services of Radford to benchmark the total compensation program for all of its executive officers. Radford provides the Committee with relevant market data and alternatives and recommendations to consider when making compensation decisions for the Named Executive Officers and for all executive officers of the Company.

Elements of compensation for our executive officers include: base salary, annual bonus, stock incentive awards and employee benefits. Base salaries for our Named Executive Officers are set at the regularly scheduled meetings of the Committee in the first quarter of each year. At this meeting, the Committee also approves and adopts the management incentive plan for the new financial year, determines the level of achievement and actual awards from the previous year’s management incentive plan, and typically grants stock-based awards to all of our Named Executive Officers.

At the beginning of each year, it has been the practice of the Committee to review the history of all of the elements of each Named Executive Officer’s total compensation over each of the past three to four years, and compare the compensation of the Named Executive Officers with that of other executive officers in an appropriate market comparison group (discussed below), using comparative data supplied by Radford. The comparative data supplied by Radford pertains to base salary, annual bonus and equity awards and is derived from compensation data of other high-technology public companies in North America with similar revenue or expense levels to the Company. The purpose of this analysis is to determine whether the compensation offered to each Named Executive Officer, both in its totality and with respect to each of the constituent components, is competitive with the applicable market comparables that the Committee has reviewed for the corresponding period.

In 2011, the market comparables were derived from the following primary peer group companies:

A123 Systems	Allied Motion Technologies	Ballard Power Systems
Beacon Power	Capstone Turbine	Comverge
Ener1	Energy Recovery	FuelCell Energy
Hydrogenics	Maxwell	Pervasive Software
Plug Power	PowerSecure	Satcon
SL Industries	Technology Research	Ultralife
Valence Technologies

All of these companies had less than $200 million in revenues and/or similar market capitalizations to the Company. We have used this group of companies as there is an absence of other directly comparable and similarly sized publicly traded UPS companies in the U.S. with which we can benchmark ourselves, and because this population is reflective of the universe in which we compete for personnel. The Committee instructed Radford to include in our comparative peer group several local Austin companies and several other clean-technology or alternative energy companies with whom we are often compared by the financial community, which are included in the list above.

At the beginning of 2011, the Committee, with assistance from Radford, reviewed the companies that comprised the peer group used to benchmark our executive compensation. One company, Entorian Technologies was removed from the peer group that was used in 2010 as it no longer traded on a national stock exchange. Due to the increase in revenue and employee by the Company, additional companies met the required criteria for our peer group. As a result, we added A123 Systems, Allied Motion Technologies, Comverge, Ener1and PowerSecure to the peer group.

In addition, we used market information derived from the Radford Global Technology Survey and the Radford Global Sales Survey for establishing compensation benchmarks for our other employees. We customize these Radford surveys to select North American technology companies excluding life-science and biotechnology companies, with annual revenue of less than $200 million.

The Committee generally considers compensation to be competitive for our Named Executive Officers if it is at the 50th percentile for base salary, annual bonus and equity awards for the applicable market comparables. Where a specific component of compensation is not within this range, the Committee uses the competitive data as a factor for its compensation determination, but may also take into account factors specific to a Named Executive Officer in making its final compensation decisions, including such officer’s position and functional role, seniority, performance and overall level of responsibility. Overall, Radford found that the Company’s actual base salary and bonus and the value of long-term incentives, including equity awards for 2011 fell between the 25th to 50th percentile of the market comparables which was below the Company’s stated philosophy of the 50th percentile.

The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

•	performance against corporate and individual objectives for the previous year;
•	difficulty of achieving desired results in the coming year;
•	value of their unique skills and capabilities to support the long-term growth of the Company;
•	performance of their general management capabilities; and
•	contribution as a member of the executive management team.

These elements fit into our overall compensation objectives by helping to secure the future potential of our operations, facilitating our entry into new markets, providing proper compliance and regulatory guidance, and helping to create and maintain a cohesive executive team.

Role of Executive Officers in Compensation Decisions

The Chief Executive Officer annually reviews the performance of all of the Company’s executive officers (other than the Chief Executive Officer, whose performance is reviewed by the Committee and discussed with the full Board). The conclusions reached and recommendations based on those reviews, including with respect to salary adjustments and annual bonus and equity award amounts, are presented to the Committee by the Chief Executive Officer. The Chief Executive Officer uses benchmark data from the Radford surveys that the Company participates in as he makes his recommendations to the Committee. Though the Committee is not obligated to follow the Chief Executive Officer’s recommendations, the Committee gives them great weight in making its decisions, as the Chief Executive Officer is in the best position to assess the performance of the other Named Executive Officers and identify key criteria for the Committee to consider in making its final decisions relating to compensation of the Named Executive Officers (other than the Chief Executive Officer). Neither our Chief Executive Officer nor any other member of executive management votes on items before the Committee; however, the Committee and Board solicit the views of the Chief Executive Officer and work with other members of management to determine the agenda for each of their meetings, as well as with our human resources department and outside advisors to prepare meeting materials.

Base Salary

We use the base salary element of executive compensation to provide the foundation of a fair and competitive compensation opportunity for each Named Executive Officer. We review base salaries annually and target salary compensation between the 25th and 50th percentile of base salary practices of our peer group, but maintain flexibility to deviate from market-median practices for individual circumstances, including qualifications, experience at the executive level, and responsibilities. Newly appointed Named Executive Officers, depending on prior experience, may be paid less than the median market salary with a goal of increasing such salary to median levels within a two or three-year period after their appointment. No such adjustments were made for these reasons for any of our Named Executive Officer’s base salaries in 2011. The Committee also considers an internal review of the Named Executive Officer’s compensation relative to other Named Executive Officers and the individual performance of the executive in establishing the base salary. Based on the benchmark data, the Committee increased salaries between 2.5% and 5% for our Named Executive Officers in 2011.

Annual Bonus

The management incentive program is an annual cash incentive program that is designed to motivate and reward our Named Executive Officers for their contributions toward the achievement of shorter-term financial and operating goals that we believe drive our operating results and/or create long-term stockholder value.

Under this program, the Committee, with recommendations provided by the Chief Executive Officer, establishes an annual target award for each Named Executive Officer, which is typically expressed as a percentage of the executive’s base salary. For 2011, this target award level was 100% of base salary for Mr. Clishem, 60% of base salary for Mr. Penver, 50% of base salary for Ms. Brown and 45% of base salary for Mr. Rubin. These targets were the same as the previous year for these Named Executive Officers, other than Mr. Penver, whose 2010 target was set at 50% of his base salary in that year, and Mr. Rubin whose 2010 target was set at 40% of his base salary in that year. Mr. Olsen headed our global sales operation and was compensated under an alternative arrangement. The target variable cash compensation level for him was 79% of his base salary for 2011 which compared to 60% of his base salary in 2010 when he was in charge of our global channel sales operation. The Committee makes the determination of the actual bonus earned by a Named Executive Officer and may choose to award a bonus or not, and determines the actual award, in light of all relevant factors after completion of the fiscal year.

For 2011, 80% of each of Mr. Clishem’s, Mr. Penver’s, Ms. Brown’s and Mr. Rubin’s target bonus awards were based upon achievement of corporate financial and operating objectives, which were the same objectives for each of these Named Executive Officers. The remaining 20% of each Named Executive Officer’s target bonus award was based upon achievement of individual objectives unique to each executive and his or her area of responsibility. Each objective was tied to the Company’s annual operating plan, including, for example, consummation of new strategic partnerships, implementation of strategies and procedures, improvement of brand awareness, completion of certain development programs, raising new equity and bank lending facilities, and the implementation of certain new accounting and reporting systems.

The weighting of corporate and individual objectives was reviewed and established by the Committee at the beginning of 2011 and the same weighting was used for all of our Named Executive Officers, reflecting our philosophy that the majority of the compensation of our executive team should reflect their success as a team, and not as individuals. Both the corporate and individual goals were established by the Committee at the beginning of 2011 and were all tied to our annual operating plan that was approved by the Board in January 2011.

For 2011, the corporate and financial goals, and the weights given to each for purposes of determining the amount of bonuses, were as follows:

Goals	Target	Actual	% of target	Weighting
Revenue	$84,800,000	$75,484,000	89%	35%
Operating profit (loss)	$878,000	$(6,879,000)	0%	35%
Product Quality	92%	95%	103%	10%

The revenue goal that was set for 2011 represented an increase in total annual revenues of 16% from 2010. The Committee felt that after a year of very strong revenue growth in 2010, with an uncertain economic outlook in some of our key overseas markets, and with challenges growing our continuous power systems and infrastructure solutions, this was a challenging target for the Company to achieve. Based on the Company’s operating plan, achievement of this targeted revenue would result in an operating profit of $0.9 million, which would have represented the first annual profit in Company history. The Committee was also willing to offer potentially higher payouts to the Named Executive Officers for various levels of accomplishment greater than the target amount as an additional incentive to encourage better financial performance by the Company. The additional incentives approved by the Committee were as follows:

Revenue		Operating Profit

% to Plan	Multiplier for Bonus	% to Plan	Multiplier for Bonus
88.4%	Linear scale from 0.50 to 1.00	50%	Linear scale from 0.50 to 1.00
100%	1.00	100%	1.00
105%	1.25	167%	1.25
110%	1.50	234%	1.50
115%	1.75	301%	1.75
120%	2.00	368%	2.00
128.5%	2.43	484%	2.43

In order to receive any payment for achieving the revenue goal for 2011, a threshold level of performance was established. This required that 88.4% of the revenue goal, or $75 million in revenue, or 115% of our total 2010 revenue, had to be achieved in order for any payment to be made. If actual revenue was between 88.4% and 100% of the revenue goal, then 50% of the target bonus amount attributable to the revenue target would be payable at 88.4% of the goal, with progressively higher amounts of bonus payments earned based on performance relative to the revenue target so that 100% of the target bonus would be payable at the operating plan revenue level. It was possible for up to a maximum of 243% of the target bonus amount attributable to the revenue goal to be achieved for greater than 128.5% achievement of the revenue goal. Because the Company achieved 89% of its 2011 revenue goal, the bonus attributable to the revenue target for 2011 was paid at 52% of the target bonus amount attributable to such goal.

The portion of the bonus attributable to the operating profit was payable upon the accomplishment of an annual operating profit of $878,000 for 2011. In order to receive any payment for achieving the operating profit target, a threshold level of performance was established. This required that we actually had positive annual operating profit, including payment of management incentives, before any payment would be made. This would have resulted in the first annual profits in Company history and compared to the approximately $3 million operating loss that the Company had in 2010. If our operating profit was between $439,000 and $878,000 then 50% of the target bonus attributable to the operating profit target would be payable at a profit of $439,000 and progressively higher amounts of the bonus payments would be earned so that 100% of the target bonus would be payable at the operating plan operating profit level of $878,000. The Committee approved operating profit accelerators up to 243% of the target bonus amount attributable to such goal for achievement of higher than planned levels of operating profit. Because the Company recorded an operating loss in 2011, the threshold amount for payment was not satisfied, and as a result, no payment was made to our executive officers attributable to our operating profits.

The portion of the bonus attributable to the product quality target was payable upon the achievement of 92% of the Company’s product quality measure, which is objectively determined based on product quality data. Because our product quality measure was 95% in 2011, 100% of the target bonus amount attributable to that goal was paid.

The net payout to our Named Executive Officers, excluding James A. Clishem and Martin T. Olsen, against these corporate objectives for 2011 was therefore paid out at 28% of the targeted bonus amount for each executive, computed as follows:

Goals	Weighting	Multiplier	Payout
Revenue	35%	0.52	18%
Adjusted EBITDA loss	35%	0.00	0%
Product Quality	10%		10%
total	80%		28%

Mr. James A. Clishem, the Company’s former Chief Executive Officer, terminated his employment with the Company in October 2011. The Compensation Committee at that time, and in accordance with the terms of a Severance Agreement between the Company and Mr. Clishem, made a determination of the amount of corporate objective achievement at the termination date by Mr. Clishem. Based on the Severance Agreement and Company results as of the termination date and expected full-year results, the Committee determined that Mr. Clishem was entitled to a payment equal to 29% of his target award, or $100,000. This amount was paid to him shortly after his termination.

The individual objectives for each of the Named Executive Officers included the following:

Named Executive Officer	Individual Objectives
James A. Clishem President & Chief Executive Officer (until October 15, 2011)
-           Development milestones for next generation UPS product
-           Updating company strategic plan
-           Personal education and coaching requirements
-           Organizational development objectives and succession planning for executive staff

John K. Penver Chief Financial Officer, Vice President Finance and Secretary	- Cash Flow from Operations targets - Disaster recovery/business interruption planning - Implementation of financial systems and reporting
Lisa M. Brown Vice President Marketing & Sales Operations
-           Development and marketing milestone requirements of next generation UPS product
-           Develop systems to support sales activities
-           Product definition requirements for new products
-           Personal education requirements

Jason P. Rubin Vice President Manufacturing	- Service department profit targets - Inventory turn and growth targets - Personal education requirements

For 2011, 88% of the target bonus award for Mr. Olsen, who was our global sales executive officer, was based upon sales performance compared to our operating plan, calculated as a percentage of actual sales to the plan, for performance against plan for the level of contribution margin on Company revenue, and performance of individual sales directors under his responsibility. For 2011, his specific goals, the relative weighting and achievement versus target were as follows:

Goal	Target	Actual	% of target	Weighting

Revenue	$84,800,000	$75,484,000	89%	45%

Contribution Margin	33%	30%	91%	35%

Sales team performance	45%	14%	31%	20%

Based on the above weightings and results, Mr. Olsen achieved 41% of his target award amount.

The remaining 12% of Mr. Olsen’s target bonus award was based on a number of individual objectives relating to his area of responsibility, including signing additional sales channel partners, assisting with product development requirements for new products and some personal education requirements.

Mr. Lindelow’s compensation for his services as the Company’s interim President and Chief Executive Officer was not contingent upon any specific individual objectives.

At year end, the Company’s interim Chief Executive Officer prepared an analysis of accomplishments relative to the established corporate and individual goals for each executive officer (excluding Mr. Clishem) for presentation to the Committee. The Committee reviewed the analysis prepared by the interim Chief Executive Officer with respect to the results and computation of the bonus award for each of the Named Executive Officers before recommending all of the bonus award payments.

The Committee used its discretion to allow for certain individual objectives for Mr. Rubin as the original targets reflected the Company’s operating plan and did not take into account the impact of lower than plan results achieved by the Company in 2011 and the impact of changes in sales mix upon the manufacturing organization. The Committee awarded him a higher bonus commensurate with the other executive officers and reflecting his incremental management and product responsibilities assumed during 2011. The results for each of our Named Executive Officers for 2011 were as follows:

Named Executive Officer	Target Bonus Award	Actual Bonus Award	% of Target
James A. Clishem President & Chief Executive Officer (until October 15, 2011)	$344,000	$100,000	29%

John K. Penver Chief Financial Officer, Vice President Finance and Secretary	$140,700	$60,163	43%

Martin T. Olsen Vice President Global Sales	$170,000	$70, 150	41%

Lisa M. Brown Vice President Marketing & Sales Operations	$102,500	$49,405	48%

Jason P. Rubin Vice President Manufacturing	$84,330	$50,000	59%

Stock Option and Equity Incentive Programs

The Committee believes that the interests of our stockholders are best served when a significant proportion of an executive’s compensation is comprised of equity-based or other long-term incentives that appreciate in value contingent upon increases in the price of our common stock. This is consistent with our philosophy that in the long term, our stock price will reflect our operating performance and that our management team’s compensation should be in a large part driven by our long-term results. Therefore, it has been our practice to make annual grants of equity-based awards to our Named Executive Officers. The Committee uses benchmark equity data provided annually by Radford to assist in determining the value and level of annual equity awards to make and usually targets at or around the median value level of equity grants relative to our peer group. The ultimate amount and mix of equity awards vary among Named Executive Officers based on their positions within the Company, individual performance and other factors the Committee deems relevant. The Committee approved the following annual grants of stock options to our Named Executive Officers in February 2011:

Named Executive Officer	No. of Options Awarded	Option Exercise Price	Date of Grant
James A. Clishem President & Chief Executive Officer (until October 15, 2011)	275,000	$2.25	2/28/2011
John K. Penver Chief Financial Officer, Vice President Finance and Secretary	100,000	$2.25	2/28/2011
Martin T. Olsen Vice President Global Sales	100,000	$2.25	2/28/2011
Lisa M. Brown Vice President Marketing & Sales Operations	80,000	$2.25	2/28/2011
Jason P. Rubin Vice President Manufacturing	100,000	$2.25	2/28/2011

In addition to the above grants, Mr. Olsen was also awarded a further 7,500 options with an option exercise price of $2.52 in February 2011 in connection with sales incentives programs for which he was eligible in 2010, based on his 2010 sales performance when he was in charge of our global channel business.

Policy Regarding Tax Deductibility of Compensation

Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. However, the Committee may determine that it is appropriate to pay compensation which is not deductible from time-to-time.

Timing of Grants

Equity awards to our executive officers and other key employees are typically granted annually in conjunction with the review of their respective individual performance. This review takes place at regularly scheduled meetings of the Committee, which are typically held in conjunction with the meetings of our Board during the first quarter of each year. Equity awards are automatically granted to our non-executive directors on the date of our Annual Meeting of Stockholders, in accordance with the terms of our director compensation policy. Grants to newly hired employees are made in meetings of the Committee or Board, with effect from the date of the meeting. Grants to newly hired executive officers are made at the next regularly scheduled Committee meeting or at a special meeting on or following their hire date. The exercise price of all stock options is set at the closing price of our common stock on The Nasdaq Global Market on the date of grant of the award.

Stock Ownership Guidelines

We have a stock ownership policy that requires our non-executive directors to obtain a minimum level of stock ownership in the Company within five years of their appointment to the Board. The stock ownership policy requires the following for our non-executive directors:

•
With respect to all individuals who were non-executive directors on February 1, 2007 (the date of the initial adoption of the Company’s current equity ownership policy), by February 1, 2012 the directors should own stock with a value equal to three times the annual Board retainer; or

•
With respect to non-executive directors first appointed or elected to the Board after February 1, 2007, by the fifth-year anniversary of such date of initial appointment or election the director should own stock with a value equal to three times the annual Board retainer.

•	The value of this stock is measured by the higher of the original purchase price paid or the current fair market value of the shares at the time of evaluation.

All of our non-executive directors were in compliance with this policy at December 31, 2011. There currently are no stock ownership guidelines for our Named Executive Officers.

Our insider trading policy prohibits all directors and executive officers of the Company from making short sales of our stock, engaging in hedging transactions and other derivative securities involving our stock, using securities of the Company as collateral for loans, and holding Company securities in margin accounts.

Perquisites and Other Personal Benefits

The Committee does not believe that providing an executive perquisite is consistent with our pay-for-performance compensation philosophy. We have not provided any benefits to our executives that are not provided or otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

We provide employee benefits including a 401(k) plan without any matching contributions at this time, and coverage under health and insurance plans, which are the same for all employees. We also offer life insurance for all employees that provides coverage up to an employee’s salary or a maximum of $200,000. We also provide an automobile allowance to a European-based executive officer, Uwe Schrader-Hausmann, and to European-based sales and service employees that is part of the normal competitive compensation package in those markets. We do not provide such allowances to our U.S.-based executives or sales employees.

Employment Agreements with Officers

Refer to the information under Potential Payments Upon Termination or Change in Control - Termination and Change in Control Agreements for details of the employment agreements in place with our executive officers and details regarding the Separation Agreement and Release we entered into with Mr. Clishem upon his departure from the Company in October 2011.

The Committee relies on recommendations made to it by Radford with respect to competitive compensation amounts provided to executive officers, the nature and type of contractual arrangements with executive officers, including severance agreements and change of control provisions, and which executive officers will be eligible for such benefits. The Committee also asked Radford for benchmark data on severance benefits and change in control provisions relating to equity awards for executive officers. Radford provided benchmark data using the same peer group of companies that is used to guide compensation decisions, to provide specific guidelines to the Committee Based on its review of the benchmark data provided by Radford, the Committee believed it was necessary for the retention of officers and to remain competitive in employment markets for the Company to enter into such agreements with its executive officers.

In March 2010 the Company entered into severance agreements with all of its executive officers other than its Chief Executive Officer and Chief Financial Officer who were already subject to separate severance agreements. These agreements with our remaining executive officers provide that if the executive’s employment is terminated for reasons other than cause, as defined therein, or by the executive for good reason, as defined therein, then: (i) the executive shall be entitled to receive continued severance pay equal to six months of the executive’s base salary payable over such period, as well as reimbursement of health benefits during such period, (ii) the vesting under all unvested options, restricted stock, and restricted stock units shall be accelerated by six months and (iii) the executive shall be entitled to all or a pro-rated portion of the bonus under the Company’s management incentive program for the year of such severance based on the pro rata achievement of those corporate or individual objectives that are measured over a period of time, and the actual achievement of those corporate or individual objectives that are based on the occurrence of a specific event. The severance agreements further provide that such executives shall be subject to a covenant not to compete during their employment with the Company and for a period of up to six months following their employment.

Each of these severance agreements also provides that if within twelve months following a change in control, as defined therein, the executive officer’s employment is terminated for reasons other than cause, or by the executive for good reason, then any unvested options or shares of restricted stock or restricted stock units held by the executive on the date of such change in control would accelerate and vest in full as of the date of the termination.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2011, with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2011, for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of the Board:

Benjamin L. Scott (Chair)

Robert S. Greenberg

Jan H. Lindelow

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Stock Awards	Option Awards		Non- Equity Incentive Plan Compensation	All Other Compen- sation	Total Compensation
		[2]	[3]	[4]		[5]	[6]
Jan H. Lindelow, interim President & Chief Executive Officer (from October 16, 2011 untill March 1, 2012) (Principal Executive Officer) [1]	2011	$87,500		-		-	-	$87,500

James A. Clishem, President and Chief Executive Officer (until October 15, 2011)(Principal Executive Officer)	2011	$453,006	-	$426,113		$100,000	-	$979,119
	2010	$354,187	-	$418,938[7	]	$648,900	-	$1,422,025
	2009	$330,743	-	$242,352		$88,200	-	$661,295

John K. Penver, Chief Financial Officer, Vice President Finance and Company Secretary (Principal Financial Officer)	2011	$230,272	-	$154,950		$60,163	-	$445,385
	2010	$232,054	-	$209,469[7	]	$210,002	-	$651,525
	2009	$217,736	-	$130,152		$22,880	-	$370,768

Martin T. Olsen, Vice President Global Sales	2011	$188,601	-	$167,966		$70,150	-	$426,717
	2010	$169,423	-	$197,495[7	]	$231,441	$35,724	$634,083
	2009	$156,929	-	$49,368		$40,000	-	$246,297

Lisa M. Brown, Vice President Marketing and Sales Operations	2011	$197,398	-	$123,960		$49,405	-	$370,763
	2010	$197,143	-	$112,791[7	]	$190,575		$500,509
	2009	$187,952	-	$76,296		$37,000	-	$301,248

Jason P. Rubin, Vice President Manufacturing	2011	$187,272	-	$154,950		$50,000	-	$392,222
	2010	$185,990	-	$112,791[7	]	$138,244	-	$437,025
	2009	$172,668	-	$76,296		$21,760	-	$270,724

[1]
Represents amount paid to Mr. Lindelow in his capacity as interim President and Chief Executive Officer. Amounts paid to Mr. Lindelow for board-related services are included under Director Compensation.

[2]	Represents total salary earned during the calendar years 2011, 2010 and 2009.

[3]
The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers during 2011, 2010 and 2009, respectively, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 1, 2012 for the relevant assumptions used to determine the valuation of our restricted stock awards.

[4]
The amounts reported in this column represent the aggregate value of the stock options granted to the Named Executive Officers during 2011, 2010 and 2009, respectively, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718. Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 1, 2012 for the relevant assumptions used to determine the valuation of our stock option awards.

[5]
Represents cash bonuses earned under the Company’s 2011 management incentive plan that were paid out in March 2012, amounts earned under the Company’s 2010 management incentive plan that were paid out in March 2011 and amounts earned under the Company’s 2009 management incentive plan that were paid out in February 2010. Also includes amounts earned under the Company’s sales incentive plan for Mr. Olsen for the applicable periods.

[6]	Represents moving and storage expenses paid to Mr. Olsen in 2010.

[7]
Included in the value of stock awards granted to Named Executive Officers during 2010 is the grant-date fair value of performance-based stock awards that were awarded in 2010. The value of the performance awards is based on the expected number of performance awards that were expected, at the time of grant, to be earned by the Named Executive Officers.

FISCAL 2011 GRANTS OF PLAN-BASED AWARDS

						All other
		Estimated future payouts under non-				option awards.	Exercise or	Grant Date
		equity incentive plan awards [1]				Number of	base price	Fair Value
						securities	of option	of Stock or
	Grant					underlying	awards	Option
Name and Principal Position	Date	Threshold		Target	Maximum	options.	($/share)	Awards

							[2]	[3]
Jan H. Lindelow, interim President & Chief Executive Officer (from October 16, 2011 until March 1, 2012) (Principal Executive Officer) [4]	N/A	N/A		N/A	N/A	N/A	N/A	N/A

James A. Clishem, President and Chief Executive Officer (until October 15, 2011) (Principal Executive Officer)	2/28/2011	$60,200		$344,000	$825,600

	2/28/2011					275,000	$2.25	$426,113

John K. Penver, Chief Financial Officer, Vice President Finance and Company Secretary (Principal Financial Officer)	2/28/2011	$24,623		$140,700	$337,680

	2/28/2011					100,000	$2.25	$154,950

Martin T. Olsen, Vice President Global Sales	2/28/2011	$-		$169,850	$371,429

	2/28/2011					100,000	$2.25	$154,950

	2/18/2011	[5	]			7,500	$2.52	$13,016

Lisa M. Brown, Vice President Marketing and Sales Operations	2/28/2011	$17,938		$102,500	$246,000

	2/28/2011					80,000	$2.25	$123,960

Jason P. Rubin, Vice President Manufacturing	2/28/2011	$14,758		$84,330	$202,392

	2/28/2011					100,000	$2.25	$154,950

[1]
These columns show the awards that were possible at the threshold, target and maximum levels of performance under the annual management incentive plan. The target estimated future payout amount was the amount that each Named Executive Officer would earn if they accomplished 100% of the corporate and individual objectives under the annual management incentive plan. Refer to “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for amounts actually earned for 2011.

[2]	The exercise price of the stock option awards is equal to the closing price of the common stock as reported by The Nasdaq Global Market on the date of grant of the award.

[3]
Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 1, 2012 for the relevant assumptions used to determine the valuation of our option awards.

[4]	Amounts awarded to Mr. Lindelow for his services as a director are included under Director Compensation.

[5]	Represents sales reward granted to Mr. Olsen in connection with his activities as Vice President – Channel Sales during 2010.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards						Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of options vested at 12/31/11		Number of shares of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
								[1	]
Jan H. Lindelow, interim President & Chief Executive Officer (from October 16, 2011 until March 1, 2012) (Principal Executive Officer) [13]

James A. Clishem, President and Chief Executive Officer (until October 15, 2011) (Principal Executive Officer)	125,000	-	2.76	6/7/2015	125,000[2	]	-	$-
	300,000	-	3.34	11/10/2015	300,000[2	]	-	$-
	200,000	-	4.41	5/16/2016	200,000[2	]	-	$-
	75,000	-	2.29	2/7/2017	75,000[3	]	-	$-
	168,800	-	1.88	2/28/2018	168,800[4	]	-	$-
	193,750	-	0.79	2/25/2020	193,750[5	]	-	$-
	338,750	-	0.79	2/25/2020	338,750[6	]	-	$-
	103,125	-	2.25	2/28/2011	103,125[7	]	-	$-
	1,504,425	-			1,504,425		-	$-

John K. Penver, Chief Financial Officer, Vice President Finance and Company Secretary (Principal Financial Officer)	110,000	-	3.78	2/28/2015	110,000[2	]	-	$-
	85,000	-	4.20	2/3/2016	85,000[2	]	-	$-
	50,000	-	2.29	2/7/2017	50,000[3	]	-	$-
	77,344	5,156	1.88	2/28/2018	77,344[4	]	-	$-
	99,688	45,312	0.48	2/4/2019	99,688[8	]	-	$-
	85,313	109,687	0.79	2/25/2020	85,313[5	]	-	$-
	146,250	146,250	0.79	2/25/2010	146,250[6	]	-	$-
	-	100,000	2.25	2/28/2011	-[7	]	-	$-
	653,595	406,405			653,595		-	-

Martin T. Olsen, Vice President Global Sales	20,000	-	1.54	5/18/2017	20,000[2	]	-	$-
	5,000	-	1.67	6/7/2017	5,000[2	]	-	$-
	11,666	1,666	1.36	4/30/2018	11,666[9	]	-	$-
	21,875	3,125	1.39	5/21/2018	21,875[10	]	-	$-
	37,813	17,187	0.48	2/4/2019	37,813[8	]	-	$-
	32,813	42,187	0.79	2/25/2010	32,813[5	]	-	$-
	56,250	56,250	0.79	2/25/2010	56,250[6	]	-	$-
	25,000	75,000	1.74	11/3/2020	25,000[11	]	-	$-
	-	7,500	2.52	2/18/2011	-[12	]	-	$-
	-	100,000	2.25	2/28/2011	-[7	]	-	$-
	210,417	302,915			210,417		-	$-

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option Awards						Stock Awards
	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Option exercise price ($)	Option expiration date	Number of options vested at 12/31/11		Number of shares of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
								[1	]
Lisa M. Brown, Vice President Marketing and Sales Operations	75,000	-	3.70	12/1/2015	75,000[2	]	-	$-
	30,000	-	2.29	2/7/2017	30,000[3	]	-	$-
	52,734	3,516	1.88	2/28/2018	52,734[4	]	-	$-
	58,438	26,562	0.48	2/4/2019	58,438[8	]	-	$-
	45,938	59,062	0.79	2/25/2020	45,938[5	]	-	$-
	78,750	78,750	0.79	2/25/2020	78,750[6	]	-	$-
	-	80,000	2.25	2/28/2011	-[7	]	-	$-
	340,860	247,890			340,860		-	$-

Jason P. Rubin, Vice President Manufacturing	625	-	2.20	7/24/2002	625[2	]	-	$-
	15,000	-	3.51	2/13/2014	15,000[2	]	-	$-
	30,000	-	3.59	2/14/2015	30,000[2	]	-	$-
	40,000	-	4.20	2/3/2016	40,000[2	]	-	$-
	30,000	-	2.29	2/7/2017	30,000[2	]	-	$-
	42,188	2,812	1.88	2/28/2018	42,188[4	]	-	$-
	15,938	26,562	0.48	2/4/2019	15,938[8	]	-	$-
	45,938	59,062	0.79	2/25/2020	45,938[5	]	-	$-
	78,750	78,750	0.79	2/25/2020	78,750[6	]	-	$-
	-	100,000	2.25	2/28/2011	-[7	]	-	$-
	298,439	267,186			298,439		-	-

[1]           Based on the closing market value of the Company’s common stock of $0.66 per share at December 30, 2011.

[2]	This option originally vested over a four-year period and is now fully vested.

[3]
This option vests over a four-year period from February 7, 2007, with 25% of the award vesting on February 7, 2008 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[4]
This option vests over a four-year period from February 28, 2008, with 25% of the award vesting on February 28, 2009 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[5]
This option vests over a four-year period from February 25, 2010, with 25% of the award vesting on February 25, 2011 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[6]
This option vests over a three-year period from February 25, 2010, with 50% of the award vesting on February 25, 2011 and then 25% of the total award vesting on February 25, 2011 and 25% of the total award vesting on February 25, 2012, in each case subject to continued service with the Company.

[7]
This option vests over a four-year period from February 28, 2011, with 25% of the award vesting on February 28, 2012 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[8]
This option vests over a four-year period from February 4, 2009, with 25% of the award vesting on February 4, 2010 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[9]
This option vests over a four-year period from April 30, 2008 with 25% of the award vesting on April 30, 2009 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[10]
This option vests over a four-year period from May 21, 2008, with 25% of the award vesting on May 21, 2009 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[11]
This option vests over a four-year period from November 3, 2010, with 25% of the award vesting on November 3, 2011 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[12]
This option vests over a four-year period from February 18, 2011, with 25% of the award vesting on February 18, 2012 and then 1/16th of the total award vesting in 12 quarterly installments over the subsequent three-year period, in each case subject to continued service with the Company.

[13]	Amounts outstanding for Mr. Lindelow are included under Director Compensation.

OPTION EXERCISES AND STOCK VESTED

The following table shows options exercised and restricted stock vested for our Named Executive Officers during 2011:

	Option Awards		Stock Awards

Name	Number of shares acquired on exercise	Value realized on exercise	Number of shares acquired on vesting	Value realized on vesting

Jan H. Lindelow, interim President & Chief Executive Officer (from October 16, 2011 until March 1, 2012) (Principal Executive Officer)	-	$-	-	$-

James A. Clishem, President and Chief Executive Officer (until October 15, 2011) (Principal Executive Officer)	386,250	$83,779	7,500	$16,875

John K. Penver, Chief Financial Officer, Vice President Finance and Company Secretary (Principal Financial Officer)	-	$-	3,667	$8,249

Martin T. Olsen, Vice President Global Sales	-	$-	-	$-

Lisa M. Brown, Vice President Marketing and Sales Operations	-	$-	2,500	$5,625

Jason P. Rubin, Vice President Manufacturing	46,937	$88,929	2,000	$4,500

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

2010 Equity Incentive Plan

In the event of a Change in Control (as defined in the 2010 Plan), each outstanding Award (as defined in the 2010 Plan) will be treated as the Administrator (as defined in the 2010 Plan) determines without a participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger of Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the participant’s rights as of the date of the occurrence of the transaction, or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights that are not assumed or substituted for, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock, Restricted Stock Units, and Performance Shares/Units (each as defined in the 2010 Plan) not assumed or substituted for will lapse, and, with respect to Awards with performance-based vesting not assumed or substituted for, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

An Award will be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a stock appreciation right upon the exercise of which the Administrator determines to pay cash or a Restricted Stock Unit, Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of the common stock of the Company for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an option or stock appreciation right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of common stock in the merger or Change in Control), to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change in Control.

For purposes of the 2010 Plan, “Change in Control” means the occurrence of any of the following events: (i) a change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection (i), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control, (ii) if the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this subsection (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or, or (iii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. Notwithstanding the foregoing, a transaction shall not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Internal Revenue Code of 1986, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time. Further and for the avoidance of doubt, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that shall be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

Termination and Change in Control Agreements

Except as otherwise noted, we have formal written severance agreements with all of our executive officers that provide for certain benefits if severance arises in connection with a change in control of the Company. Mr. Lindelow was not eligible for any severance benefits in connection with his service as interim President and Chief Executive Officer of the Company.

Mr. Penver’s severance agreement provides that if his employment is terminated for reasons other than cause, as defined below, or by Mr. Penver for good reason, as defined below, then he shall be entitled to receive continued severance pay equal to nine months of his then-current base salary payable over such period, as well as reimbursement of health benefits during such period. In addition, Mr. Penver’s severance agreement provides that the vesting under all unvested options and restricted stock would be accelerated by nine months. He also would be entitled to his bonus under the Company’s management incentive program (i) as to a prorated portion, with respect to performance objectives that are measured over a period of time to the extent the objectives (as prorated for his period of employment during such performance period) are actually achieved prior to the date of employment termination, and (ii) as to the full amount with respect to performance objectives that are measured on the basis of the occurrence of an event, to the extent such objective is actually achieved prior to the date of employment termination. Mr. Penver’s severance agreement further provides that Mr. Penver execute a release of claims in favor of the Company, and be subject to noncompetition and non-solicitation covenants for a period of up to nine months following his employment.

Mr. Penver’s severance agreement also provides that if within twelve months following a change in control his employment is terminated for reasons other than cause, or by him for good reason, then any unvested options or shares of restricted stock granted to him prior to the date of such change in control would accelerate and vest in full, to the extent outstanding, as of the date of the termination.

In March 2010, the Board approved the execution by the Company of a severance agreement (the “Severance Agreements”) with each executive officer of the Company, other than John Penver, including Martin Olsen, Jason Rubin and Lisa Brown. Each of the Severance Agreements provides that if within twelve months following a change in control the executive’s employment is terminated for reasons other than cause, as defined below, or by the executive for good reason, as defined below, then the executive shall be entitled to receive continued severance pay equal to six months of their then-current base salary payable over such period, as well as reimbursement of health benefits during such period. In addition, the Severance Agreements provide that the vesting under all unvested options and restricted stock would be accelerated by six months. Each executive would also be entitled to his or her annual bonus under the Company’s management incentive program (i) as to a prorated portion, with respect to performance objectives that are measured over a period of time to the extent the objectives (as prorated for the period of employment during such performance period) are actually achieved prior to the date of employment termination, and (ii) as to the full amount with respect to performance objectives that are measured on the basis of the occurrence of an event, to the extent such objective is actually achieved prior to the date of employment termination. The Severance Agreements further provide that each executive execute a release of claims in favor of the Company, and be subject to noncompetition and non-solicitation covenants for a period of up to six months following his or her employment.

Each of the Severance Agreements also provides that if within twelve months following a change in control, as defined therein, the executive officer’s employment is terminated for reasons other than cause, or by the executive for good reason, then any unvested options or shares of restricted stock held by the executive on the date of such change in control would accelerate and vest in full as of the date of the termination.

For the purposes of each of the Severance Agreements, “cause” means (i) the executive’s continued failure to substantially perform the duties and obligations of executive’s position (for reasons other than death or disability (as defined in the Severance Agreements)), which failure, if curable within the discretion of the Company, is not cured to the reasonable satisfaction of the Company within thirty (30) days after receipt of written notice from the Company of such failure; (ii) the executive’s failure or refusal to comply with reasonable written policies, standards and regulations established by the Company from time to time which failure, if curable in the discretion of the Company, is not cured to the reasonable satisfaction of the Company within thirty (30) days after receipt of written notice of such failure from the Company; (iii) any act of personal dishonesty, fraud, embezzlement, misrepresentation, or other unlawful act committed by the executive that results in a substantial gain or personal enrichment of the executive at the expense of the Company; (iv) the executive’s violation of a federal or state law or regulation applicable to the Company’s business, which violation was or is reasonably likely to be materially injurious to the Company; (v) the executive’s violation of, or a plea of nolo contendere or guilty to, a felony under the laws of the U.S. or any state; or (vi) the executive’s material breach of certain terms of that executive’s agreements with the Company, including confidentiality obligations.

For purposes of each of the Severance Agreements, “good reason” means, without the executive’s written consent: (i) there is a material reduction of the level of the executive’s compensation (excluding any bonuses) (except where there is a general reduction applicable to the management team generally); (ii) there is a material reduction in the executive’s overall responsibilities or authority, or scope of duties, it being understood that a reduction in the executive’s responsibilities or authority following a change in control shall not constitute good reason unless there also occurs a demotion in the executive’s title or position; or (iii) a material change in the geographic location at which the executive must perform his services; provided that in no instance will the relocation of the executive to a facility or a location of fifty (50) miles or less from the executive’s then current office location be deemed material for purposes of the agreement.

Had their employment been terminated on December 31, 2011 by us for reasons other than cause or by the executive for good reason, these Named Executive Officers would have been eligible to receive the payments set forth in the table below. These payments include amounts earned through such time and are only estimates of the amounts that would be paid to these executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

POTENTIAL PAYMENTS UNDER TERMINATION ARRANGEMENTS

Name	Salary	Benefits	Accrued Vacation Pay	Accelerated Vesting of Restricted Stock [1]	Accelerated Vesting of Stock Options [2]	Total
John K. Penver	$177,885	$12,304	$34,762	$-	$6,525	$231,476

Martin T. Olsen	$109,686	$8,203	$33,077	$-	2,475	$153,441

Lisa M. Brown	$104,585	$5,481	$16,605	$-	$3,825	$130,496

Jason P. Rubin	$95,585	$8,989	$31,707	$-	$1,434	$137,715

[1]	Based upon the closing price of the Company’s common stock at December 30, 2011 of $0.66 per share.

[2]
Represents the value realized upon accelerated vesting of options in the event of a termination for reasons other than cause or by the executive for good reason and is based upon the difference between the exercise price of accelerated options for our Named Executive Officers at December 30, 2011 and the closing price of the Company’s common stock at that date of $0.66.

If their employment had been terminated on December 31, 2011 by us for reasons other than cause or by the executive for good reason as a result of a change in control of the Company, these Named Executive Officers would have been eligible to receive the payments set forth in the table below. These payments include amounts earned through such time and are only estimates of the amounts that would be paid to these executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Name	Salary	Benefits	Accrued Vacation Pay	Accelerated Vesting of Restricted Stock [1]	Accelerated Vesting of Stock Options [2]	Total
John K. Penver	$177,885	$12,304	$34,762	$-	$8,156	$233,107

Martin T. Olsen	$109,686	$8,203	$33,077	$-	$3,094	$154,060

Lisa M. Brown	$104,585	$5,481	$16,605	$-	$4,781	$131,452

Jason P. Rubin	$95,585	$8,989	$31,707	$-	$4,781	$141,062

[1]	Based upon the closing price of the Company’s common stock at December 30, 2011 of $0.66 per share.

[2]
Represents the value realized upon accelerated vesting of options in the event of a change in control and is based upon the difference between the exercise price of all outstanding options for our Named Executive Officers at December 30, 2011 and the closing price of the Company’s common stock at that date of $0.66.

Separation Agreement with Mr. Clishem

On October 15, 2011, James A. Clishem resigned from his role as Chief Executive Officer and President of the Company and from the Board. In connection with Mr. Clishem’s resignation, in accordance with the Severance Benefits Agreement dated April 14, 2010 by and between the Company and Mr. Clishem, the Company and Mr. Clishem entered into a Separation Agreement and Release, which, among other things, provides the following:

•
Continuation of payment of Mr. Clishem’s base salary of $344,000, at the rate of $28,666.67 per month, less applicable withholding, for twelve (12) months in accordance with the Company’s regular payroll practices;

•
reimbursement for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended for a period of twelve (12) months, or until Mr. Clishem has secured other employment, whichever occurs first;

•	payment to Mr. Clishem of a lump sum of $100,000, less applicable withholding, for his 2011 bonus; and

•
acceleration of the vesting of 435,475 shares (equivalent to an additional one (1) year of vesting) under all outstanding stock option agreements between the Company and Mr. Clishem that would have otherwise remained unvested as of the date of Mr. Clishem’s resignation, such that Mr. Clishem will be vested in a total of 1,890,675 shares pursuant to such stock option agreements.

The foregoing is subject to (i) a release of the Company by Mr. Clishem for all claims (other than for payment of the foregoing), (ii) Mr. Clishem’s compliance with non-competition and non-solicitation covenants for 12 months post-termination and continued observance of his obligations to the Company under his current proprietary information and nondisclosure agreement, and (iii) Mr. Clishem’s compliance with customary non-disparagement covenants.

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash $	Stock awards $	Option awards $	Total compensation
			[1]
James A. Clishem	Included in executive compensation table

Ake Almgren	$42,500	$-	$48,783	$91,283

Rodney Bond	$50,000	$-	$48,783	$98,783

James E. J. deVenny III	$43,750	$-	$48,783	$92,533

Robert S. Greenberg	$43,750		$48,783	$92,533

Jan Lindelow	$35,000	$-	$48,783	$83,783

Benjamin Scott	$70,000	$-	$48,783	$118,783

total - all directors	$285,000	$-	$292,698	$577,698

[1]
Represents the amount of fair value of the option award on the date that such option award was granted to our directors by the Company during 2011. Refer to the section titled “Stock-Based Compensation Expense” under Note 1, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K filed on March 1, 2012 for the relevant assumptions used to determine the valuation of our stock option awards.

The following table shows the aggregate number of option awards outstanding for each of our directors as of December 31, 2011 as well as the number of shares underlying option awards during 2011 and the grant date fair value of option grants made to directors during 2011:

	Aggregate number of options outstanding at December 31, 2011	Option awards made during 2011	Grant date fair value of option awards made during 2011

James A. Clishem	Included in executive compensation table

Ake Almgren	150,000	30,000	$48,783

Rodney Bond	172,500	30,000	$48,783

James E. J. deVenny III	105,000	30,000	$48,783

Robert S. Greenberg	90,000	30,000	$48,783

Jan Lindelow	172,500	30,000	$48,783

Benjamin Scott	175,000	30,000	$48,783

total - all directors	865,000	180,000	292,698

Overview of Director Compensation and Procedures

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. In November 2009, the Nominating and Governance Committee completed a review of the Company’s director compensation policies and procedures, with assistance from Radford to provide benchmarking data on comparable companies. As a result of that review, the Nominating and Governance Committee recommended, and the Board subsequently adopted, some changes to our practices with respect to director compensation policies and procedures. All cash compensation was left unchanged as a result of such review, and recommendations, outlined below, were made to increase the size of option grants awarded to new directors and for the annual grant of options to directors.

Our non-employee directors receive the following annual fees for their service as a director:

Service	Annual Fee
Director fee	$30,000
Chairman of the Board fee	$20,000
Audit Committee participation fee	$10,000
Audit Committee chairperson (in addition to fee for serving on the Audit Committee)	$10,000
Compensation Committee participation fee	$5,000
Compensation Committee chairperson (in addition to fee for serving on the Compensation Committee)	$10,000
Nominating & Corporate Governance Committee participation fee	$5,000
Nominating & Corporate Governance Committee chairperson (in addition to fee for serving on the Nominating & Corporate Governance Committee)	$5,000
Strategy Committee participation fee	$5,000
Strategy Committee chairperson (in addition to fee for serving on the Strategy Committee)	$5,000

All of the above fees are paid to directors on a quarterly basis in arrears. When the Board appoints a special committee, additional compensation may be paid to those directors who serve on the special committees. Special committee members will typically be paid a $2,500 annual participation fee and an additional $2,500 fee will be paid to the Chairperson of any such special committee.

On the date of each Annual Meeting of Stockholders, each non-employee director who continues to serve as a non-employee director is automatically granted an option to purchase 30,000 shares of common stock provided such individual has served on the Board for at least six months as of the date of the meeting. Under this program, on the date of our 2011 Annual Meeting, Messrs. Almgren, Bond, deVenny, Greenberg, Lindelow, and Scott each received an option grant to purchase 30,000 shares of common stock with an exercise price of $2.44 per share, the closing sale price of our common stock on The Nasdaq Global Market on the date of our 2011 Annual Meeting.

At the 2012 Annual Meeting, Messrs. Bond, Scott and Lindelow, and, assuming their re-election, Messrs. Almgren, DeVenny and Greenberg, will each receive an option grant to purchase 30,000 shares of common stock at an exercise price equal to the closing sale price of our common stock on The Nasdaq Global Market on such date. These options will vest in full on the one-year anniversary of the grant date, based upon the optionee’s continued service on our Board.

New directors are awarded an option grant to purchase 60,000 shares of common stock under our 2010 Plan at the next meeting of the Board or Compensation Committee after the date such non-employee joins the Board. Options granted to new directors have an exercise price per share equal to the fair market value per share of the underlying shares of common stock at the date of grant and vest in equal annual installments over three years.

Directors who are also our employees do not receive cash or equity compensation for service on the Board in addition to their compensation payable for their service as employees of the Company. Upon commencement of his service as interim President and Chief Executive Officer of the Company, Mr. Lindelow ceased to earn director compensation until such time as his service as an employee of the Company ended.

Indemnification Agreements

Our certificate of incorporation limits the liability of our directors to the Company and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors’ and officers’ liability insurance. The Company has entered into indemnification agreements with all of our directors and our executive officers.

Certain Relationships

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. This would encompass all transactions with directors, immediate family members of our directors and executive officers, or any entities that such persons may have ownership or employment relationships with. A report is made annually to our Audit Committee disclosing all related parties that are employed by us or any related party transactions or relationships that occurred during the year, if any. There were no reportable related party transactions or relationships during 2011.

PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast an advisory vote to approve the compensation of its Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section and accompanying tables beginning on page 14 of this Proxy Statement. The Company believes that it is appropriate to seek the views of its stockholders on the design and effectiveness of the Company’s executive compensation program.

The Company’s goal for its executive compensation program is to attract and retain exceptional individuals as executive officers who will provide leadership for the Company’s success in dynamic, competitive markets. The Company seeks to accomplish this goal in a way that is aligned with the long-term interests of the Company’s stockholders and suitably rewards our executives based on performance. The Company believes that its executive compensation program achieves this goal with its emphasis on long-term equity awards and performance-based compensation, which has to date, enabled the Company to sufficiently motivate and reward its Named Executive Officers.

The Company has delivered year-over-year growth in direct sales on an annual basis since 2005. We have also made major improvements in reducing our operating losses and cash used in operations, and achieved quarterly profitability for the business. In 2011 we continued to achieve revenue growth, but did not accomplish our goals with respect to operating margins, profitability or cash used. We struggled to execute with regard to product pricing, service delivery and execution with product development, although we successfully grew our business in all geographies in which we operate, and saw strong growth in our IT channel business as our continuous power and infrastructure products gained market acceptance. For a more detailed description of the Company’s financial results for fiscal year 2011, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

In 2011, due to the lack of progress on profitability and margins and failure to achieve planned operating results, there was a 77% reduction in the level of performance-based compensation paid to our Named Executive Officer. This equated to a 38% reduction in total cash compensation for these individuals, reflecting our pay-for-performance philosophy of rewarding our executives for achievement of operating results. The Company believes that its executive compensation program has played an essential role in its financial success by aligning the long-term interests of its Named Executive Officers with the long-term interests of its stockholders.

Accordingly, the following resolution will be submitted to our stockholders for approval at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement, is hereby approved.”

The Company encourages its stockholders to approve the compensation of the Company’s Named Executive Officers as disclosed above in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion.

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and to the extent that a significant percentage of votes are cast against the compensation of the Company’s Named Executive Officers, the Compensation Committee will determine whether any actions are necessary to address the concerns reflected in such votes.

This proposal will be approved upon the affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting. Abstentions in the election of directors or with respect to any of the other proposals will not affect the voting of such proposals. In addition, broker non-votes are not considered votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCUSSION CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In January 2012 the Audit Committee appointed Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012. The Audit Committee is asking the stockholders to ratify this appointment. Grant Thornton LLP has served in this capacity since their appointment in 2010.

In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, where he or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Recent Change in Auditor

Ernst & Young LLP served as our independent registered public accounting firm beginning when we became a publicly traded company in 2000 and for each of our audits conducted prior to 2010. On July 8, 2010 we dismissed Ernst & Young LLP as our independent registered public accounting firm. The decision to dismiss Ernst & Young LLP was approved by the Audit Committee of the Board. Ernst & Young LLP’s reports on the financial statements for the fiscal years ended December 31, 2009 and 2008 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through July 8, 2010, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. During the fiscal years ended December 31, 2009 and 2008 and the subsequent interim period through July 8, 2010, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee conducted a competitive process to select a firm to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and on July 9, 2010 the Audit Committee engaged Grant Thornton LLP as the Company’s independent registered public accounting firm. During the fiscal years ended December 31, 2009 and 2008, and the subsequent interim period through July 9, 2010, neither the Company nor anyone on the Company’s behalf has consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

On July 14, 2010, we filed with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the dismissal of Ernst & Young LLP and the appointment of Grant Thornton LLP as our new independent registered public accounting firm.

Fees incurred by Grant Thornton LLP

The following table presents fees for professional services rendered by Grant Thornton LLP and billed to us for the audit of the Company’s annual financial statements and review of our interim quarterly financial statements for the years ended December 31, 2011 and 2010, respectively, and fees for other services billed by Grant Thornton LLP during those periods

Fees	2011	2010
Audit fees	$230,000	$196,426

Audit-related fees	10,500	37,000

Tax fees	-	--

All other fees	-	-

Total	$240,500	$233.426

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q, Form S-8 consent procedures and audit and testing of the Company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Included in Audit Fees for 2010 is $45,000 of fees for services rendered by our predecessor auditors, Ernst & Young LLP.

Audit-Related Fees. Audit-related services include fees for consultations concerning financial accounting and reporting matters, responding to SEC comments and Form S-3 consent procedures. Audit-related fees are disclosed as those audit-related fees paid during the specified fiscal year. Audit-related fees for 2011 and 2010 represent services rendered by Ernst & Young LLP.

Tax Fees. For independence reasons, we do not use our auditors for any tax-related activities.

All Other Fees. All other fees include amounts billed by Grant Thornton LLP in connection with consultation on accounting matters addressed during the audit or interim reviews.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services, including those set forth in the table above. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting. Our independent registered public accounting firm and management are required to report to the Audit Committee periodically regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Required Vote and Recommendation of the Board

The affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting is required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Abstentions in the election of directors or with respect to any of the other proposals will not affect the voting of such proposals. In addition, broker non-votes are not considered votes cast.

The Board believes that the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

PROPOSAL FOUR: PROPOSED AMENDMENT TO THE COMPANY’S 2010 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES WHICH MAY BE SUBJECT TO AWARDS GRANTED THEREUNDER.

The stockholders are being asked to approve an amendment to the Company’s 2010 Equity Incentive Plan (the “Plan”) to add 8,500,000 shares to the total number of shares of the Company’s common stock reserved for issuance under the Plan. Our stockholders initially authorized us to issue under the Plan a total of (i) 2,100,000 shares, plus (ii) any shares which have been reserved but not issued pursuant to any awards granted under the 2000 Plan and (iii) any shares subject to outstanding awards under the 2000 Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company, up to a maximum of 5,639,442 shares pursuant to this subsection (iii). As of December 31, 2011, a total of 9,718,241 shares of our common stock were subject to awards currently outstanding under the Plan and 2,364,578 shares of our common stock were available for future issuance. If this proposal is approved by our stockholders, a total of 10,175,982 shares of our common stock will be available for issuance on the date of such approval.

The Board believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of substantial responsibility within the Company. The Board believes that stockholder approval of the amendment is essential to the Company’s continued success as the additional shares will be an important factor in attracting, retaining and rewarding high caliber employees, directors, and consultants and in providing incentive to these individuals to promote the success of the Company.

The Compensation Committee has adopted a burn rate policy to manage our annual awards of equity compensation and our stockholder dilution.  The average number of shares that will be subject to equity compensation in each of the fiscal years 2012 through 2014 will be based on the median burn rate for our industry, as described in more detail below under the heading “Burn Rate Policy for Fiscal Years 2012 through 2014.”

Please see the section titled “Summary of the Plan” below for a summary of the principal features of the Plan and its operation, including a description of the amendment to the Plan if stockholders approve Proposal Four to increase by 8,500,000 the number of shares that may be issued under the Plan.

Burn Rate Policy for Fiscal Years 2012 through 2014

            In order to better manage and control the amount of our common stock used for equity compensation, our Compensation Committee adopted a burn rate policy for fiscal years 2012 through 2014.  During this three-year period, beginning with our 2012 fiscal year and ending with our 2014 fiscal year, our burn rate policy will require us to limit the number of shares that we grant subject to stock awards over the three-year period to an annual average of 2.93% of our outstanding common stock (which is equal to the median burn rate plus one standard deviation for the 2011 calendar year for Russell 3000 companies in our Global Industry Classification Standards Peer Group (2010 Capital Goods), as published by Institutional Shareholder Services in 2011).  Our annual burn rate will be calculated as the number of shares subject to stock awards (including stock options, stock appreciation rights, restricted stock, restricted stock units and other stock awards) granted during our fiscal year and the number of shares subject to performance units and performance shares that are earned during a fiscal year, divided by our weighted average outstanding common stock used for earnings per share, both as reported in our periodic filings with the SEC.  Awards that are settled in cash, awards that are granted pursuant to a stockholder approved exchange program, awards sold under our employee stock purchase plan and awards assumed or substituted in acquisitions will be excluded from our burn rate calculation.  For purposes of our calculation, each share subject to a full value award (i.e., restricted stock, restricted stock unit, performance share and any other award that does not have an exercise price per share equal to the per share fair market value of our common stock on the grant date) will be counted as 1.5 shares.

Summary of the Plan (including proposed amendment to reserve an additional 8,500,000 shares for issuance)

The essential features of the Plan, as amended in accordance with the proposed amendment, are summarized below. The summary is qualified in its entirety by reference to the Plan set forth in Appendix A.

General

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services to the Company, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares

The Plan share reserve includes (i) 10,600,000 shares, (ii) any shares which have been reserved but not issued pursuant to any awards granted under the Company’s 2000 Stock Incentive Plan, as amended (the “Old Plan”) as of the date of stockholder approval of the Plan, plus (iii) the number of shares subject to outstanding awards under the Old Plan that expire or otherwise terminate without having been exercised in full, or are forfeited to or repurchased by the Company (up to a maximum of 5,639,442 shares pursuant to this subsection (iii)). If any award granted under the Plan expires, lapses or becomes unexercisable without having been exercised in full, or if shares subject to forfeiture or repurchase are forfeited or repurchased by the Company due to failure to vest, any such shares that are reacquired or subject to such a terminated award will again become available for issuance under the Plan.

Shares subject to awards of restricted stock, restricted stock units, performance shares and performance units (collectively, “Full Value Awards”) will count against the Plan’s share reserve as 1.25 shares for each share subject to such award. If shares acquired pursuant to Full Value Awards are forfeited or repurchased by the Company and would otherwise return to the share reserve as described above, then 1.25 times the number of shares forfeited or repurchased will return to the share reserve.

Upon the exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised will cease to be available under the Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the Plan. Shares used to pay the exercise price or purchase price of an award and/or to satisfy the tax withholding obligations of an award will not remain available for issuance under the Plan. Payment of cash rather than shares pursuant to an award will not result in reducing the number of shares available for issuance under the Plan.

Adjustments to Shares Subject to the Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in the corporate structure affecting the Company’s common stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares that may be delivered under the Plan, and/or the number, class and price of shares of stock subject to outstanding awards, and the award grant limitations.

Administration

The Plan will be administered by the Board or a committee of individuals satisfying applicable laws appointed by the Board (the “Committee”). To make grants to certain officers and key employees of the Company, the members of the Committee must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934. In the case of awards intended to qualify for the performance-based compensation exemption under Section 162(m), administration must be by a compensation committee comprised solely of two or more “outside directors” within the meaning of Section 162(m). (For purposes of this summary of the Plan, the term “Administrator” will refer to either the Committee or the Board.)

Subject to the terms of the Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the Plan and outstanding awards. The Administrator cannot (x) modify or amend an option or a stock appreciation right to reduce the exercise price of such option or stock appreciation right after it has been granted (other than pursuant to certain changes in the Company’s capitalization), or (y) cancel any outstanding option or stock appreciation right and immediately replace it with a new option or stock appreciation right with a lower exercise price, unless such action is approved by the Company’s stockholders before such action is taken. The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the Plan.

Eligibility

Awards may be granted to employees, directors and consultants of the Company and employees and consultants of any affiliate of the Company. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of March 31, 2012, the Company had approximately 225 employees, directors, and consultants who would be eligible to participate in the Plan.

Stock Options

Each option granted under the Plan will be evidenced by a written agreement between the Company and a participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan.

The exercise price per share of each option may not be less than the fair market value of a share of on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. Generally, the fair market value of the common stock is the closing sales price per share on the date of grant as quoted on The Nasdaq Stock Market. On March 19, 2012, the closing price of the Company’s common stock on The Nasdaq Stock Market was $0.88 per share.

The Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, by check, by tender of shares having a fair market value equal to the exercise price, by the assignment of the proceeds of a sale with respect to some or all of the shares being acquired upon the exercise of the option (a “cashless exercise”), by a net exercise, by a reduction in any Company liability to the participant, by any combination of the foregoing, or by such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.

Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that options will have a maximum term of 10 years, and provided further that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding five years.

The Administrator will determine and specify in each written award agreement, and solely in its discretion, the period of post-termination exercise applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option for (i) three months following his or her termination for reasons other than death, disability or misconduct, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option. If a participant is terminated for misconduct (as defined in the Plan) or engages in misconduct while holding an option, the option will terminate immediately. An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (“Section 16(b)”), then the option will terminate 10 days after the last date on which exercise would result in liability under Section 16(b). An award agreement may also provide that if exercising an option following termination of a participant’s service (other than upon death or disability) would be prohibited solely due to a violation of registration requirements under the Securities Act of 1933, as amended, then the option will terminate three months after termination of the participant’s service during which exercising the option would not violate such registration requirements. However, in no event can an option be exercised after the expiration of the term of the option.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of Company common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the Plan.

The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. The Company may pay the appreciation in cash, in shares, or in some combination thereof. The term of a stock appreciation right will be no more than 10 years from the date of grant. A stock appreciation right will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Additionally, the terms and conditions relating to the period of post-termination exercise with respect to options described above also apply to stock appreciation rights.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award. The Administrator may, in its sole discretion, reduce or waive any restrictions and may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units which represent a right to receive shares at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the Plan. Restricted stock units will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish vesting criteria in its discretion, which may be based on company-wide, divisional or individual goals, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number of restricted stock units to be paid out to participants.

After the grant of a restricted stock unit award, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout and may accelerate the time at which any restrictions will lapse or be removed. A participant will forfeit any unearned restricted stock units as of the date set forth in the award agreement.

Performance Units and Performance Shares

Performance units and performance shares may also be granted under the Plan. Each award of performance shares or units granted under the Plan will be evidenced by a written agreement between the Company and the participant specifying the performance period and other terms and conditions of the award, consistent with the requirements of the Plan. Performance units and performance shares will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator may establish performance objectives in its discretion, which may be based on company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis and which may include the performance goals listed below, and which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants.

After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares and accelerate the time at which any restrictions will lapse or be removed. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share on the grant date. A participant will forfeit any performance shares or units that are unearned or unvested as of the date set forth in the award agreement.

Performance Goals

Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: cash flow, cash position, earnings (which may include earnings before interest and taxes, earnings before taxes and net earnings), earnings per share, growth in stockholder value relative to the moving average of the S&P 500 Index or another index, net income, net profit, net sales, operating cash flow, operating income, revenue, revenue growth, stock price and working capital. The performance goals may differ from participant to participant and from award to award, may be used to measure the performance of the Company as a whole or a business unit or other segment of the Company, or one or more product lines or specific markets and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms or in terms of growth, compared to other companies, measured against the market as a whole or and/or according to applicable market indices, measured against the Company as a whole or a segment of the Company, and/or measured on a pre-tax or post-tax basis, if applicable. In all other respects, performance goals will be calculated in accordance with the Company’s financial statements, generally accepted accounting principles, or under a methodology established by the Administrator prior to issuance of an award and applied consistently with respect to the performance goal for the relevant period.

To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any award granted subject to performance goals, within the first 25% of the performance period, but in no event more than 90 days following the commencement of any performance period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (iv) specify the relationship between performance goals and the amounts of such awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator may reduce or eliminate (but not increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an award for a performance period only if the performance goals for such period are achieved.

Individual Award Limitations

The Plan contains annual grant limits intended to satisfy Section 162(m). Specifically, the maximum number of shares which could be issued to any one individual in any fiscal year (i) pursuant to options is 1,500,000 shares, (ii) pursuant to stock appreciation rights is 1,500,000 shares, (iii) pursuant to restricted stock is 500,000 shares, (iv) pursuant to restricted stock units is 500,000 shares, and (iv) pursuant to performance shares is 500,000 shares, and (v) the maximum dollar value which could be issued to any one individual in any fiscal year pursuant to the grant of performance units is $1,000,000. In addition, in connection with his or her initial hiring with the Company, an individual may be granted additional awards of up to a maximum of (a) 2,500,000 shares covering options, (b) 2,500,000 shares covering stock appreciation rights, (c) 750,000 shares covering restricted stock, (d) 750,000 shares covering restricted stock units, (e) 750,000 shares covering performance shares, and (f) $1,500,000 covering performance units.

The Administrator will adjust the share limitations of (i)-(iv) in the above paragraph in the event of any adjustment to the Company’s shares discussed above (under “Adjustments to Shares Subject to the Plan”).

Transferability of Awards

Awards granted under the Plan generally are not transferable, and all rights with respect to an award granted to a participant generally will be available during a participant’s lifetime only to the participant.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant in writing as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The Plan provides that, in the event of a merger or our “change in control” (as defined in the Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that:

•	awards be assumed or substantially equivalent award substituted by the acquiring or succeeding corporation or its affiliate;
•	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;
•
outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

•
an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award be replaced with other rights or property selected by the Administrator in its sole discretion; or

•	any combination of the foregoing.

If the successor corporation does not assume or substitute outstanding awards, the options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. The Administrator will not be required to treat all outstanding awards the same in the transaction. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

Termination or Amendment

The Plan will automatically terminate 10 years from the date of its adoption by the Administrator, unless terminated at an earlier time by the Administrator. The Administrator may terminate or amend the Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. No termination or amendment may impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

An optionee recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Optionees who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Stock Appreciation Rights

In general, no taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock Awards

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Restricted Stock Unit Awards

There are no immediate tax consequences of receiving an award of restricted stock units. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the applicable vesting period or, if later, the settlement date elected by the Administrator or a participant. Any additional gain or loss recognized upon any later disposition of any shares received would be capital gain or loss.

Performance Shares and Performance Unit Awards

A participant generally will recognize no income upon the grant of a performance share or a performance unit award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any cash or nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss.

Section 409A

Section 409A of the Code provides certain new requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (i) the aggregate number of shares of common stock subject to awards granted under the Plan during the last fiscal year, (ii) the average per share exercise price of such options, (iii) the aggregate number of shares issued pursuant to awards of stock purchase rights granted under the Plan during the last fiscal year, and (iv) the dollar value of such shares based on $0.66 per share, the closing price of our common stock at December 30, 2011.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Shares of Restricted Stock	Dollar Value of Shares of Restricted Stock
Jan H. Lindelow, Interim Chief Executive Officer and President (from October 16, 2011 until March 1, 2012) (Principal Executive Officer)	30,000	$2.24	-	$-

James A. Clishem, Chief Executive Officer and President (until October 15, 2011) (Principal Executive Officer)	275,000	$2.25	-	$-

John K. Penver, Chief Financial Officer and Vice President Finance and Company Secretary (Principal Financial Officer)	100,000	$2.25	-	$-

Martin T. Olsen, Vice President Global Sales	107,500	$2.25	-	$-

Lisa M. Brown, Vice President Marketing and Sales Operation	80,000	$2.25	-	$-

Jason P. Rubin, Vice President Manufacturing	100,000	$2.25	-	$-

All executive officers, as a group	1,092,500	$1.86	-	$-

All directors who are not executive officers, as a group	180,000	$2.24	-	$-

All employees who are not executive officers, as a group	1,248,500	$1.98	-	$-

Required Vote and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the votes cast, excluding abstentions, at the Annual Meeting is required to approve the adoption of the Plan. In addition, broker non-votes are not considered votes cast. The Board of Directors believes that the adoption of the Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE PLAN TO INCREASE THE SHARES RESERVED THEREUNDER BY 8,500,000 SHARES AND APPROVAL OF THE MATERIAL TERMS OF THE PLAN FOR SECTION 162(M) PURPOSES.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

OWNERSHIP OF SECURITIES

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 19, 2012 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;

•	each current director, including each director who is a nominee for election as a director;

•	each Named Executive Officer; and

•	all current directors and executive officers as a group.

Our common stock is the only class of voting securities outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Except as indicated in the notes following the table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 95,334,305 shares of common stock outstanding as of March 19, 2012. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following March 19, 2012 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person or entity.

Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Executive Officers and Directors:

J. Douglas Milner	-	*
John K. Penver	836,443	*
Martin T. Olsen	311,427	*
Lisa M. Brown	439,919	*
Jason P. Rubin	396,983	*
Ake Almgren	301,500	*
Rodney S. Bond	239,570	*
James A. Clishem	173,528	*
James E. J. deVenny III	235,000	*
Robert S. Greenberg	145,000	*
Jan H. Lindelow	418,500	*
Benjamin L. Scott	260,000	*
All current directors and executive officers as a group (14 persons)	4,148,006	4.21%

Other 5% stockholders:
Kinderhook Partners, LP	17,632,985	18.50%
Ardsley Advisory Partners	7,278,383	7.63%
Joshua Ruch	6,432,176	6.75%

* Less than one percent of the outstanding common stock

Notes Regarding Beneficial Ownership Table:

•	The address for all officers and directors is c/o Active Power, Inc., 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

•	J. Douglas Milner. Does not hold any shares of outstanding common stock or shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•
John K. Penver. Includes 43,629 shares of outstanding common stock, 790,002 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012, and 2,813 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 19, 2012.

•
Martin T. Olsen.  Includes 7,000 shares of outstanding common stock, 300,052 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012, and 4,375 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 19, 2012.

•
Lisa M. Brown.  Includes 12,106 shares of outstanding common stock, 425,001 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012, and 2,813 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 19, 2012.

•
Jason P. Rubin.  Includes 8,172 shares of outstanding common stock, 389,063 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012, and 3,750 shares of common stock issuable upon the vesting of restricted stock units within 60 days of March 19, 2012.

•	Ake Almgren. Includes 151,500 shares of outstanding common stock and 150,000 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•	Rodney S. Bond. Includes 67,070 shares of outstanding common stock and 172,500 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•	James A. Clishem. Includes 173,528 shares of outstanding common stock.

•	James E. J. deVenny III. Includes 130,000 shares of outstanding common stock and 105,000 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•	Robert S. Greenberg. Includes 55,000 shares of outstanding common stock and 90,000 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•	Jan H. Lindelow. Includes 214,000 shares of outstanding common stock and 204,500 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•	Benjamin L. Scott. Includes 85,000 shares of outstanding common stock and 175,000 shares of common stock issuable upon exercise of options within 60 days of March 19, 2012.

•
All current directors and executive officers as a group. Includes 1,235,264 shares of outstanding common stock and 3,130,992 shares of common stock issuable upon exercise of options within 60 days after March 19, 2012.

•
Kinderhook Partners, LP. Based on a Schedule 13D dated March 7, 2012, as filed with the Securities and Exchange Commission, and other information available to the Company, reported that it had shared voting power and shared dispositive power over 17,632,985 shares of common stock as of March 7, 2012 and that its address was 2 Executive Drive, Suite 585, Fort Lee, NJ 07024.

•
Ardsley Advisory Partners. Based on a Schedule 13G dated March 7, 2012, as filed with the Securities and Exchange Commission and other information available to the Company, reported that it had sole voting power and shared dispositive power over 7,278,383 shares of common stock as of March 7, 2012 and that its address is 262 Harbor Drive, Stamford, Connecticut 06902.

•
Joshua Ruch. Pursuant to a Schedule 13G dated February 9, 2012, as filed with the Securities and Exchange Commission, Joshua Ruch reported that he had beneficial ownership over 6,432,176 shares of common stock as of December 31, 2011. 4,545,124 of the shares indicated as owned by Mr. Ruch are held in the name of investment vehicles over which Pinnacle Management Partners L.P., a limited partnership, has sole voting and investment control. When such number of shares is taken together with Shares held by Mr. Ruch, and certain other family or foundation vehicles over which he exercises sole investment and voting control, Mr. Ruch may be deemed to own beneficially an aggregate of 6,432,176 shares.

CERTAIN TRANSACTIONS

Employment agreements. For information regarding the employment agreements we have with our Named Executive Officers, please see the “Employment Agreements with Officers” section of our Compensation Discussion and Analysis, above.

Stock options granted to executive officers and directors. For more information regarding the grant of stock options to executive officers and directors in 2011, please see the table “Grants of Plan-Based Awards” and the footnotes thereto included in the Executive Compensation section of our Compensation Discussion and Analysis, above.

Termination of employment and change in control arrangements. For information regarding the employment agreements we have with our Named Executive Officers, please see the “Employment Agreements with Officers” section of our Compensation Discussion and Analysis, above.

Indemnification and insurance. Our bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors and executive officers and have purchased directors’ and officers’ liability insurance. In addition, our certificate of incorporation limits the personal liability of our Board members for breaches of their fiduciary duties.

No loans to officers or directors. We currently have no outstanding loans to any officers or directors. Furthermore, our Board has resolved that we shall not offer or provide any loans to any officer or director of the Company.

EQUITY COMPENSATION PLAN INFORMATION

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Stockholders	9,718,241	$1.64	2,364,578

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	9,718,241	$1.64	2,364,578

NO INCORPORATION BY REFERENCE OF CERTAIN PORTIONS OF THIS PROXY STATEMENT

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, neither the preceding Audit Committee Report nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such reports be incorporated by reference into any future filings made by us under those statutes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Active Power's directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of Active Power shares and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to Active Power. We have reviewed all forms provided to us. Based solely on that review, Active Power believes that, during the fiscal year ended December 31, 2011, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied.

ANNUAL REPORT

A copy of our Annual Report to Stockholders for 2011 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

ANNUAL REPORT ON FORM 10-K

We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 1, 2012. Stockholders may obtain a copy of this report, without charge, by writing to the attention of Investor Relations, at our principal executive offices, located at 2128 W. Braker Lane, BK 12, Austin, Texas 78758.

THE BOARD OF DIRECTORS OF ACTIVE POWER, INC.

Dated: April 11, 2012

VOTE BY INTERNET - www.proxyvote.com
ACTIVE POWER, INC. 2128 W. BRAKER LANE BK12
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AUSTIN, TX 78758
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on May 17, 2012:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ACTIVE POWER, INC. M45985-P25054 ACTIVE POWER, INC. 2128 W. BRAKER LANE BK12 AUSTIN, TX 78758 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 2. To approve, by non-binding advisory vote, the compensation of executive offi cers. 3. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting fi rm for Active Power, Inc. for the Fiscal Year ending December 31, 2012. 4. To approve an amendment to the Active Power, Inc. 2010 Equity Incentive Plan to increase the number of shares available for issuance thereunder. ! ! ! NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 01) J. Douglas Milner 02) Ake Almgren 03) James E. J. de Venny III 04) Robert S. Greenberg 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: ! ! ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fi duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized offi cer. For All Withhold All For All Except For Against Abstain ACTIVE POWER, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ACTIVE POWER, INC. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders (the "Annual Meeting") of Active Power, Inc., a Delaware corporation, and the related Proxy Statement dated April 12, 2012, and appoints John K. Penver and J. Douglas Milner, each the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Active Power, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting to be held May 17, 2012 at 2128 W. Braker Lane BK12, Austin, Texas 78758, at 2:00 p.m. Central Time, and at any adjournment or postponement thereof, with the same force and effect as if the undersigned was personally present at the Annual Meeting. The shares represented by this Proxy shall be voted in the manner set forth hereon. If no specifi cation is made on the reverse side, this Proxy will be voted "FOR" the election of directors listed hereon and "FOR" proposals two, three and four, each as described hereon. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 17, 2012: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com Continued and to be signed on reverse side M45986-P25054